Exhibit 99.2

Quarterly Financial Supplement

For the nine months ended September 30, 2012

ddr

Think**Retail.** Create**Value.**

Investor Relations Department • 3300 Enterprise Parkway Beachwood, Ohio 44122 • p. 216.755.5500 f. 216.755.1500 • www.ddr.com

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2012

Section	Page
Earnings Release & Financial Statements
Press Release	1-16

Financial Summary
FFO Reconciliation	17
Additional Financial Disclosures	18
Debt to EBITDA Calculation	19
Significant Accounting Policies	20-21
Other Real Estate Information	22

Joint Venture Financial Summary
Joint Venture Investment Summary	23
Joint Venture Combining Financial Statements	24-25

Investment Summary
Acquisitions	26
Dispositions	27
Developments and Redevelopments	28-29
Development Projects Primarily on Hold	30

Portfolio Summary
Portfolio Characteristics	31
Lease Expirations	32
Leasing Summary	33-34
Net Effective Rents	35
Largest Tenants	36

Debt Summary
Market Capitalization, Ratings and Financial Ratios	37
Summary of Consolidated Debt	38
Summary of Joint Venture Debt	39
Consolidated Debt Detail	40-42
Joint Venture Debt Detail	43-44

Analyst Coverage
Contact Information	45

Property list available online at http://www.ddr.com

DDR considers portions of this information to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectations for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements, including among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area, competition from other available space, dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; ability to sell assets on commercially reasonable terms; ability to secure equity or debt financing on commercially acceptable terms or at all; or ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; and the finalization of the financial statements for the three and nine months ended September 30, 2012. For additional factors that could cause the results of the Company to differ materially from these indicated in the forward-looking statements, please refer to the Company’s Form 10-K as of December 31, 2011. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For Immediate Release:

Media Contact:	Investor Contact:
Marty McGreevy	Samir Khanal
Senior Vice President and Chief Marketing Officer	Senior Director of Investor Relations
216.755.5500	216.755.5500
mmcgreevy@ddr.com	skhanal@ddr.com

DDR REPORTS A 12.5% INCREASE IN OPERATING FFO PER DILUTED SHARE

TO $0.27 FOR THE QUARTER ENDED SEPTEMBER 30, 2012

BEACHWOOD, OHIO, November 1, 2012 – DDR Corp. (NYSE: DDR) today announced operating results for the third quarter ended September 30, 2012.

SIGNIFICANT THIRD QUARTER ACTIVITY

•	Generated Operating FFO of $0.27 per diluted share, an increase of 12.5% compared to third quarter of 2011

•	Executed 516 new leases and renewals for 2.9 million square feet

•	Increased the portfolio leased rate by 30 basis points to 94.0% at September 30, 2012 from 93.7% at June 30, 2012 and by 60 basis points from 93.4% at September 30, 2011

•	Generated positive leasing spreads, with new leases up 9.8% at 100% ownership and 10.0% on a pro rata basis, and renewals up 6.5% at 100% ownership and 5.5% on a pro rata basis; blended spreads were up 7.0% at 100% ownership and 6.0% on a pro rata basis

•	Generated same store net operating income growth of 4.1% at 100% ownership and 3.7% on a pro rata basis

•	Acquired $251 million of prime assets on a pro rata basis

•	Issued 7.9 million common shares for gross proceeds of $120 million to fund the acquisitions of the prime assets

•	Completed the disposition of $12 million of non-prime assets, of which DDR’s pro rata share of the proceeds was $7 million

•	Issued $200 million of 6.50% preferred shares, most of the net proceeds, of which were used to redeem the outstanding $170 million of 7.50% preferred shares

“We are very pleased with our operational performance and expect the growth drivers, within our control, to support positive trends and continued momentum,” commented DDR’s president and chief executive officer, Daniel B. Hurwitz.

FINANCIAL HIGHLIGHTS

The Company’s third quarter Operating Funds From Operations applicable to common shareholders (“Operating FFO”) increased to $82.9 million, or $0.27 per diluted share, which compares to $67.4 million, or $0.24 per diluted share, for the prior-year comparable period. The increase in Operating FFO for the three-month period ended September 30, 2012, as compared to the same period in 2011, is primarily due to organic growth, shopping center acquisitions and lease termination fees partially offset by asset dispositions.

Funds From Operations applicable to common shareholders (“FFO”) for the three-month period ended September 30, 2012, increased to $112.7 million, or $0.37 per diluted share, which compares to $34.7 million, or $0.12 per diluted share, for the prior-year comparable period. The increase in FFO for the three-month period ended September 30, 2012, as compared to the same period in 2011, is primarily due to the gain on change in control of interests related to the Company’s acquisition of assets from unconsolidated joint ventures partially offset by the write-off of the original issuance costs from the redemption of the Company’s 7.50% Class I cumulative redeemable preferred shares (“Class I Preferred Shares”) as well as the same factors impacting Operating FFO.

Operating FFO for the nine-month period ended September 30, 2012 increased to $221.3 million, or $0.76 per diluted share, which compares to $195.0 million, or $0.71 per diluted share, for the prior-year comparable period. The increase in Operating FFO for the nine-month period ended September 30, 2012, as compared to the same period in 2011, is primarily due to the same factors impacting Operating FFO for the three-month period.

FFO for the nine-month period ended September 30, 2012 increased to $250.5 million, or $0.86 per diluted share, which compares to $180.2 million, or $0.58 per diluted share, for the prior-year comparable period. The increase in FFO for the nine-month period ended September 30, 2012, as compared to the same period in 2011, is primarily due to the same factors impacting FFO for the three-month period partially offset by the loss on debt extinguishment related to the Company’s repurchase of a portion of its 9.625% unsecured senior notes in 2012 and the effect of the valuation adjustment associated with the warrants that were exercised in full for cash in the first quarter of 2011.

Net income applicable to common shareholders for the three-month period ended September 30, 2012, was $13.3 million, or $0.04 per diluted share, which compares to net loss of $50.0 million, or $0.18 per diluted share, for the prior-year comparable period. Net loss applicable to common shareholders for the nine-month period ended September 30, 2012, was $53.2 million, or $0.19 per diluted share, which compares to net loss of $52.1 million, or $0.28 per diluted share, for the prior-year comparable period. The increase in net income applicable to common shareholders for the three-month period ended September 30, 2012, as compared to the same period in 2011, is primarily due to the same factors impacting FFO as well as a decrease in impairment charges.

LEASING & PORTFOLIO OPERATIONS

The following results for the three-month period ended September 30, 2012, highlight continued strong leasing activity throughout the portfolio:

•	Executed 230 new leases aggregating 1.2 million square feet and 286 renewals aggregating approximately 1.7 million square feet

•	The portfolio leased rate was 94.0% at September 30, 2012, as compared to 93.7% at June 30, 2012 and 93.4% at September 30, 2011

•	On a cash basis, rental rates for new leases increased by 9.8% at 100% ownership and 10.0% on a pro rata basis, and renewals by 6.5% at 100% ownership and 5.5% on a pro rata basis; overall, blended spreads were up 7.0% at 100% ownership and 6.0% on a pro rata basis

•	Same store net operating income (“NOI”) increased by 4.1% at 100% ownership for the three-month period ended September 30, 2012 as compared to the prior-year comparable period and 3.7% on a pro rata basis

•	Total portfolio average annualized base rent per occupied square foot as of September 30, 2012 was $13.79, as compared to $13.76 at September 30, 2011

ACQUISITIONS & FINANCINGS

In the third quarter of 2012, the Company acquired its unconsolidated joint venture partners’ ownership interests in two prime power centers, Ahwatukee Foothills in Phoenix, Arizona and Independence Commons, in Kansas City, Missouri, for an aggregate purchase price of $118 million.

Ahwatukee Foothills Towne Center in Phoenix, Arizona, is a 682,000 square foot prime power center that is 95% leased and includes anchor tenants such as Ross Dress for Less, Petco, Jo-Ann Fabric and Craft Stores, Babies “R” Us, AMC Theatres and Old Navy. DDR recently executed a lease with Sprouts Farmers Market to occupy 27,000 square feet, and is currently finalizing negotiations with a national junior anchor for the majority of the remaining vacant space. These tenants are replacing a 60,000 square foot Roomstore, which was relocated within the center and downsized to 42,000 square feet.

Independence Commons in Kansas City, Missouri is a 403,000 square foot prime power center that is 97% leased and anchored by Kohl’s, Ross Dress for Less, Marshalls, Best Buy and AMC Theatres, and is located across the street from Independence Center, an 870,000 square foot high quality regional mall anchored by Dillard’s, Macy’s and Sears.

The Company funded its $118 million investment in these two centers with proceeds from the issuance of 4.7 million common shares in August at an average price of $14.77 per share and 3.2 million common shares in September at an average price of $15.70 per share through its at-the-market common equity program. At closing, approximately $139 million of mortgage debt was repaid and the centers are part of the Company’s large unencumbered pool. The Company recorded an aggregate gain of $40.6 million during the third quarter in connection with the step-up of its investment basis to fair value due to the change in control that occurred for the joint venture interests acquired.

Also during the third quarter, the Company acquired Tucson Spectrum, a one million square foot prime power center located in Tucson, Arizona that is 95% leased, for $125 million. The shopping center is anchored by Target, Home Depot, Ross Dress for Less, Marshalls, PetSmart, Sports Authority, and Bed Bath & Beyond. The Company assumed a $24.4 million mortgage loan collateralized by Phase I of the project that matures in 2014 and bears interest at a fixed rate of 5.6% per year. The Company also repaid at closing, a $58.4 million mortgage loan collateralized by Phase II of the project, and that portion of the shopping center is unencumbered. This acquisition was funded by proceeds from the disposition of non-prime assets year to date.

In August 2012, the Company issued $200 million of its newly designated 6.50% Class J cumulative redeemable preferred shares at a price of $25.00 per depositary share. In addition, in August 2012, the Company redeemed all of its outstanding shares of its Class I Preferred Shares at a redemption price of $25.1875 per Class I depositary share (the sum of $25.00 per share and dividends per share of $0.1875 prorated to the redemption date). The Company recorded a charge of $5.8 million to net income available to common shareholders in the third quarter of 2012 related to the write-off of the Class I Preferred Shares’ original issuance costs.

DISPOSITIONS

The Company sold three consolidated operating shopping centers, aggregating approximately 0.3 million square feet, in the third quarter of 2012, generating gross proceeds of approximately $5.1 million. In addition, the Company and its unconsolidated joint ventures sold $7.0 million of non-income producing assets of which the Company’s share was $2.4 million. The Company recorded an aggregate net gain of approximately $0.1 million related to asset sales in the third quarter of 2012.

2012 GUIDANCE

There has been no change in Operating FFO per share guidance since the last update provided on May 1, 2012. The Company continues to estimate Operating FFO for 2012 between $1.00 and $1.04 per diluted share.

NON-GAAP DISCLOSURES

FFO is a supplemental non-GAAP financial measurement used as a standard in the real estate industry and a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that FFO and Operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group. Neither FFO nor Operating FFO represents cash generated from operating activities in accordance with generally accepted accounting principles (“GAAP”), is necessarily indicative of cash available to fund cash needs and should be considered as an alternative to net income computed in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity.

FFO is defined and calculated by the Company as net income, adjusted to exclude: (i) preferred share dividends, (ii) gains and losses from disposition of depreciable real estate property, which are presented net of taxes, (iii) impairment charges on depreciable real estate property and related investments, (iv) extraordinary items and (iv) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income from joint ventures and equity income from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company calculates Operating FFO by excluding the non-operating charges and gains described above. The Company computes FFO in accordance with the NAREIT definition as affirmed by NAREIT on October 31, 2011. Other real estate companies may calculate FFO and Operating FFO in a different manner. FFO excluding the net non-operating items detailed above is useful to investors as the Company removes these charges and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. A reconciliation of net income (loss) to FFO and Operating FFO is presented in the financial highlights section of the Company’s quarterly supplement.

SAFE HARBOR

DDR considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; our ability to buy or sell assets on commercially reasonable terms; our ability to complete acquisitions or dispositions of assets under contract; our ability to secure equity or debt financing on commercially acceptable terms or at all; our ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; the success of our capital recycling strategy; and the finalization of the financial statements for the three-month period ended September 30, 2012. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s Form 10-K for the year ended December 31, 2011, as amended. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

ABOUT DDR

DDR is an owner and manager of 459 value-oriented shopping centers representing 116 million square feet in 39 states, Puerto Rico and Brazil. The Company’s assets are concentrated in high barrier-to-entry markets with stable populations and high growth potential and its portfolio is actively managed to create long-term shareholder value. DDR is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the New York Stock Exchange under the ticker symbol DDR. Additional information about the company is available at www.ddr.com.

CONFERENCE CALL INFORMATION & SUPPLEMENTAL MATERIALS

A copy of the Company’s Supplemental Financial/Operational package is available to all interested parties upon request to Samir Khanal, at the Company’s corporate office, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or at www.ddr.com.

The Company will hold its quarterly conference call tomorrow, November 2, 2012, at 10:00 a.m. Eastern Daylight Time. To participate, please dial 800.706.7745 (domestic), or 617.614.3472 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 92747009. Access to the live call and replay will also be available through the Company’s website. The replay will be available through November 9, 2012.

DDR Corp.

Financial Highlights

(In Thousands)

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2012	2011	2012	2011
Revenues:
Minimum rents (A)	$138,973	$124,491	$402,476	$373,452
Percentage and overage rents (A)	360	1,042	2,471	3,530
Recoveries from tenants	43,170	40,566	128,142	125,726
Ancillary and other property income	6,947	7,235	19,764	20,839
Management, development and other fee income	10,152	11,210	33,127	34,852
Other (B)	5,381	2,547	6,095	4,717

	204,983	187,091	592,075	563,116

Expenses:
Operating and maintenance	32,389	32,051	96,765	100,278
Real estate taxes	25,795	25,039	76,525	74,938
Impairment charges (C)	8,258	46,168	90,161	50,835
General and administrative	18,547	17,954	56,691	65,310
Depreciation and amortization	61,276	53,511	184,176	158,513

	146,265	174,723	504,318	449,874

Other income (expense):
Interest income	5,661	2,460	9,829	7,679
Interest expense (D)	(55,245)	(55,921)	(165,768)	(168,471)
Loss on debt retirement, net (E)	—	(134)	(13,495)	(134)
Gain on equity derivative instruments	—	—	—	21,926
Other income (expense), net (F)	(1,884)	181	(7,143)	(4,825)

	(51,468)	(53,414)	(176,577)	(143,825)

Income (loss) before earnings from equity method investments and other items	7,250	(41,046)	(88,820)	(30,583)
Equity in net income (loss) of joint ventures (G)	5,486	(2,590)	16,966	15,951
Impairment of joint venture investments (C)	(26,111)	—	(26,671)	(1,671)
Gain on change in control of interests (H)	40,645	—	79,993	22,710
Tax expense of taxable REIT subsidiaries and state franchise and income taxes	(264)	(291)	(812)	(1,008)

Income (loss) from continuing operations	27,006	(43,927)	(19,344)	5,399
Loss from discontinued operations (I)	(401)	(9,766)	(12,211)	(38,431)

Income (loss) before gain on disposition of real estate	26,605	(53,693)	(31,555)	(33,032)
Gain on disposition of real estate, net of tax	261	7,011	6,161	8,460

Net income (loss)	26,866	(46,682)	(25,394)	(24,572)
(Loss) income attributable to non-controlling interests	(128)	3,693	(424)	3,512

Net income (loss) attributable to DDR	$26,738	$(42,989)	(25,818)	(21,060)

Write-off of preferred share original issuance costs (J)	(5,804)	—	(5,804)	(6,402)
Preferred dividends	(7,681)	(6,967)	(21,616)	(24,620)

Net income (loss) applicable to common shareholders	$13,253	$(49,956)	$(53,238)	$(52,082)

Funds From Operations (“FFO”):
Net income (loss) applicable to common shareholders	$13,253	$(49,956)	$(53,238)	$(52,082)
Depreciation and amortization of real estate investments	59,102	54,474	179,246	163,197
Equity in net (income) loss of joint ventures (G)	(5,486)	2,590	(16,966)	(15,951)
Impairment of depreciable joint venture investments	26,111	—	26,671	35
Joint ventures’ FFO (G)	13,843	13,842	40,461	43,370
Non-controlling interests (OP Units)	48	24	144	56
Impairment of depreciable real estate assets, net of non-controlling interests	5,698	11,407	77,752	33,646
Loss (gain) on disposition of depreciable real estate, net	153	2,302	(3,527)	7,924

FFO applicable to common shareholders	112,722	34,683	250,543	180,195

Non-operating items, net (K)	(29,819)	32,718	(29,222)	14,817

Operating FFO	$82,903	$67,401	$221,321	$195,012

Earnings per share – Diluted (L)	$0.04	$(0.18)	$(0.19)	$(0.28)

Funds From Operations – Diluted (L)	$0.37	$0.12	$0.86	$0.58

Operating Funds From Operations – Diluted (L)	$0.27	$0.24	$0.76	$0.71

DDR Corp.

Financial Highlights

(In Thousands)

Selected Balance Sheet Data	September 30, 2012	December 31, 2011
Assets:
Real estate and rental property:
Land	$1,895,867	$1,844,125
Buildings	5,663,951	5,461,122
Fixtures and tenant improvements	442,217	379,965

	8,002,035	7,685,212
Less: Accumulated depreciation	(1,628,627)	(1,550,066)

	6,373,408	6,135,146
Land held for development and construction in progress	588,259	581,627
Real estate held for sale, net	—	2,290

Real estate, net	6,961,667	6,719,063

Investments in and advances to joint ventures	586,027	353,907
Cash	20,227	41,206
Restricted cash	26,460	30,983
Notes receivable, net	63,113	93,905
Receivables, including straight-line rent, net	114,029	117,463
Other assets, net	178,085	112,898

	$7,949,608	$7,469,425

Liabilities & Equity:
Indebtedness:
Revolving credit facilities	$209,765	$142,421
Unsecured debt	1,980,430	2,139,718
Unsecured term loan	250,000	—
Mortgage and other secured debt	1,867,493	1,822,445

	4,307,688	4,104,584
Dividends payable	43,238	29,128
Other liabilities	262,726	257,821

Total liabilities	4,613,652	4,391,533

Preferred shares	405,000	375,000
Common shares	30,974	27,711
Paid-in-capital	4,553,325	4,138,812
Accumulated distributions in excess of net income	(1,650,608)	(1,493,353)
Deferred compensation obligation	14,094	13,934
Accumulated other comprehensive income	(28,343)	(1,403)
Less: Common shares in treasury at cost	(13,000)	(15,017)
Non-controlling interests	24,514	32,208

Total equity	3,335,956	3,077,892

	$7,949,608	$7,469,425

DDR Corp.

Financial Highlights

(A)	The increase in base and percentage rental revenues for the nine-month period ended September 30, 2012, is as follows (in millions):

Increase (Decrease)
Acquisition of shopping centers	$21.7
Comparable portfolio properties	4.5
Development or redevelopment properties	(1.4)

$24.8

Revenue resulting from the recognition of straight-line rents, including discontinued operations, is as follows (in millions):

	Nine-Month Periods Ended September 30,
	2012	2011
Straight-line rents	$2.9	$0.2

(B)	Other revenues were comprised of the following (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2012	2011	2012	2011
Lease termination fees	$5.3	$2.5	$5.8	$3.9
Financing fees	—	—	—	0.3
Other miscellaneous	0.1	—	0.3	0.5

	$5.4	$2.5	$6.1	$4.7

(C)	The Company recorded impairment charges on the following (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2012	2011	2012	2011
Land held for development	$1.6	$40.2	$8.0	$40.2
Undeveloped land	1.0	2.0	20.1	5.9
Assets marketed for sale	3.1	3.9	59.4	4.8
Other shopping center assets	2.6	—	2.6	—

Total continuing operations	8.3	46.1	90.1	50.9

Sold assets or assets held for sale	—	7.5	15.7	28.9

Total discontinued operations	—	7.5	15.7	28.9

Joint venture investments	26.1	—	26.7	1.6

Total impairment charges	$34.4	$53.6	$132.5	$81.4

DDR Corp.

Financial Highlights

(D)	The Company recorded the following in connection with its outstanding convertible debt (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2012	2011	2012	2011
Non-cash interest expense related to amortization of the debt discount	$2.6	$3.8	$8.3	$11.5
Non-cash adjustment to loss on repurchase	—	0.1	—	0.1

(E)	For the nine months ended September 30, 2012, the Company repurchased $60.0 million aggregate principal amount of its 9.625% unsecured senior notes at a premium to par value.

(F)	Other income (expenses) were comprised of the following (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2012	2011	2012	2011
Litigation-related expenses	$(2.0)	$—	$(3.5)	$(2.0)
Loss on sale of mezzanine note receivable	—	—	—	(5.0)
Debt extinguishment costs, net	—	0.5	(0.6)	0.3
Settlement of lease liability obligation	—	—	—	2.6
Transaction and other income (expenses)	0.1	(0.3)	(3.0)	(0.7)

	$(1.9)	$0.2	$(7.1)	$(4.8)

(G)	At September 30, 2012 and 2011, the Company had investments in joint ventures, excluding consolidated joint ventures, in 210 and 184 shopping center properties, respectively.

(H)	In the third quarter of 2012, the Company acquired its partners’ interests in three shopping centers. The Company accounted for these transactions as step acquisitions. Due to the change in control that occurred, the Company recorded an aggregate gain associated with the acquisitions related to the difference between the Company’s carrying value and fair value of the previously held equity interest.

DDR Corp.

Financial Highlights

(I)	The operating results related to assets classified as discontinued operations are summarized as follows (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2012	2011	2012	2011
Revenues from operations	$0.1	$10.9	$6.2	$37.8

Operating expenses	0.3	3.5	2.7	14.6
Impairment charges	—	7.5	15.7	28.9
Interest, net	—	2.7	1.4	10.4
Depreciation and amortization	—	3.2	1.7	11.5

Total expenses	0.3	16.9	21.5	65.4

Loss before disposition of real estate	(0.2)	(6.0)	(15.3)	(27.6)
Gain on deconsolidation of interests	—	4.7	—	4.7
(Loss) gain on disposition of real estate, net	(0.2)	(8.5)	3.1	(15.5)

Net loss	$(0.4)	$(9.8)	$(12.2)	$(38.4)

(J)	In August 2012, the Company redeemed all of its Class I Preferred Shares. The Company recorded a non-cash charge of $5.8 million to net income available to common shareholders in the third quarter of 2012 related to the write-off of the original issuance costs.

DDR Corp.

Financial Highlights

(K)	The gains and charges excluded from Operating FFO for the three- and nine-month periods ended September 30, 2012 and 2011, respectively, are summarized as follows (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2012	2011	2012	2011
Non-cash impairment charges – non-depreciable consolidated assets	$2.6	$42.2	$28.1	$46.1
Loss on debt retirement, net	—	0.1	13.5	0.1
Other expense (income), net – litigation costs, debt extinguishment costs, lease liability settlement gain, transaction and other expenses	1.9	(0.2)	7.1	4.8
Equity in net (loss) income of joint ventures – currency adjustments, transaction and other expenses	(0.3)	0.1	0.8	(0.8)
Non-cash impairment of joint venture investments on non-depreciable assets	—	—	—	1.6
Non-cash gain on disposition of non-depreciable real estate (land), net	(0.2)	(0.4)	(5.8)	(0.4)
Executive separation charges	1.0	0.3	1.0	11.0
Non-cash gain on equity derivative instruments (Otto Family warrants)	—	—	—	(21.9)
Non-cash gain on change in control of interests	(40.6)	—	(80.0)	(22.7)
Non-cash gain on deconsolidation of interests, loss on sales and loss on debt extinguishment – discontinued operations	—	(5.6)	0.3	(5.6)
Non-controlling interest – portion of impairment charges allocated to outside partners	—	(3.8)	—	(3.8)
Non-cash write off of preferred share original issuance costs	5.8	—	5.8	6.4

Total adjustments from FFO to Operating FFO	$(29.8)	$32.7	$(29.2)	$14.8

DDR Corp.

Financial Highlights

(L)	The Company’s per share information is as follows:

	At September 30,
	2012	2011
Common shares outstanding	309.7	277.0
OP Units outstanding (“OP Units”)	0.4	0.4

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2012	2011	2012	2011
Earnings per common share:
Basic	$0.04	$(0.18)	$(0.19)	$(0.20)

Diluted	$0.04	$(0.18)	$(0.19)	$(0.28)

Basic – average shares outstanding	302.2	274.6	286.0	268.3

Diluted – average shares outstanding	302.9	274.6	286.0	269.9

Dividends Declared:	$0.12	$0.06	$0.36	$0.14

FFO per share:
Basic	$0.37	$0.13	$0.87	$0.67

Diluted	$0.37	$0.12	$0.86	$0.58

Weighted average common shares outstanding	304.5	276.8	288.2	270.4

Assumed conversion of OP Units	0.4	0.4	0.4	0.4

FFO Weighted average common shares and OP Units – Basic	304.9	277.2	288.6	270.8

Assumed conversion of dilutive securities	0 .7	0.5	1.6	2.2

FFO Weighted average common shares and OP Units – Diluted	305.6	277.7	290.2	273.0

Operating FFO:
Diluted	$0.27	$0.24	$0.76	$0.71

Operating FFO Weighted average common shares and OP Units – Diluted	305.6	277.7	290.2	273.0

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(In Thousands)

Combined condensed income statements

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2012	2011	2012	2011
Revenues:
Minimum rents (A)	$140,476	$120,213	$380,535	$358,818
Percentage and overage rents	819	595	1,615	1,897
Recoveries from tenants	34,309	26,595	86,140	83,218
Other	18,293	22,888	61,766	62,096

	193,897	170,291	530,056	506,029
Expenses:
Operating and maintenance	46,248	39,881	135,440	118,120
Real estate taxes	22,668	17,636	57,005	53,497
Impairment charges (B)	840	—	5,745	—

	69,756	57,517	198,190	171,617

Net operating income	124,141	112,774	331,866	334,412
Depreciation and amortization of real estate investments	67,927	42,894	153,324	133,482
Interest expense	63,498	55,408	181,877	166,983

(Loss) income before other items	(7,284)	14,472	(3,335)	33,947
Income tax expense	(6,628)	(9,434)	(18,897)	(26,963)

(Loss) income from continuing operations	(13,912)	5,038	(22,232)	6,984
Discontinued operations:
Loss from operations (B)	(38,026)	(62,323)	(41,385)	(62,703)
Gain on debt forgiveness	—	—	—	2,976
Gain (loss) on disposition, net	1,183	(593)	1,290	21,300

Loss before gain on disposition of assets	(50,755)	(57,878)	(62,327)	(31,443)
Gain on disposition of assets, net	1,128	—	14,230	—

Net loss	$(49,627)	$(57,878)	$(48,097)	$(31,443)
Non-controlling interests	(6,155)	(6,570)	(19,689)	(11,564)

Net loss attributable to unconsolidated joint ventures	$(55,782)	$(64,448)	$(67,786)	$(43,007)

Net (loss) income at DDR’s ownership interests (C)	$(1,613)	$(6,199)	$11,739	$14,240

FFO at DDR’s ownership interests (D)	$13,843	$13,842	$40,461	$43,370

Operating FFO at DDR’s ownership interests (D)	$13,579	$13,897	$41,238	$42,610

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(In Thousands)

Combined condensed balance sheets

	September 30, 2012	December 31, 2011
Land	$1,615,488	$1,400,469
Buildings	4,982,172	4,334,097
Fixtures and tenant improvements	241,082	189,940

	6,838,742	5,924,506
Less: Accumulated depreciation	(840,700)	(808,352)

	5,998,042	5,116,154
Land held for development and construction in progress (E)	223,456	239,036

Real estate, net	6,221,498	5,355,190
Cash and restricted cash	414,619	308,008
Receivables, including straight-line rent, net	108,298	108,038
Other assets, net	447,490	177,251

	$7,191,905	$5,948,487

Mortgage debt (F)	$4,376,380	$3,742,241
Notes and accrued interest payable to DDR	143,660	100,470
Other liabilities	311,040	214,370

	4,831,080	4,057,081
Redeemable preferred equity	150,000	—
Accumulated equity	2,210,825	1,891,406

	$7,191,905	$5,948,487

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(A)	Revenue resulting from the recognition of straight-line rents, including discontinued operations, is as follows (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2012	2011	2012	2011
Straight-line rents	$1.7	$1.0	$3.7	$3.6
DDR’s proportionate share	0.3	0.2	0.7	0.9

(B)	For the three- and nine-month periods ended September 30, 2012, impairment charges were recorded primarily on assets that are in the process of being marketed for sale of which the Company’s proportionate share was not material.

(C)	Adjustments to the Company’s share of joint venture equity in net income primarily is related to basis differences impacting amortization and depreciation, impairment charges and (loss) gain on dispositions as follows (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2012	2011	2012	2011
Net income	$7.1	$3.6	$5.2	$1.7

(D) FFO and Operating FFO from unconsolidated joint ventures are summarized as follows (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2012	2011	2012	2011
Net loss attributable to unconsolidated joint ventures	$(55.8)	$(64.4)	$(67.8)	$(43.0)
Depreciation and amortization of real estate investments	68.3	45.4	157.7	138.5
Impairment of depreciable real estate assets	39.4	63.0	47.6	63.0
(Gain) loss on sale of depreciable real estate	(1.2)	0.6	(14.4)	(21.3)

FFO	$50.7	$44.6	$123.1	$137.2

FFO at DDR ownership interests	$13.8	$13.8	$40.5	$43.4

Operating FFO at DDR’s ownership interests (1)	$13.6	$13.9	$41.2	$42.6

DDR joint venture distributions received, net (2)	$3.5	$11.3	$19.9	$57.0

(1)	Excluded from Operating FFO is the Company’s proportionate share of net charges related to foreign currency adjustments, transaction costs and gain on debt forgiveness as disclosed on page 11 of this press release.
(2)	Includes loan repayments in 2011 of $22.4 million from the Company’s unconsolidated joint venture which has assets located in Brazil.

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(E)	Land held for development and construction in progress consists of the following (in millions):

	September 30, 2012	December 31, 2011
Company’s proportionate share	$73.0	$75.9

(F)	Mortgage debt consists of the following (in millions):

	September 30, 2012	December 31, 2011
Company’s proportionate share	$726.5	$772.9
Non-recourse debt included above for which the Company has written its investment down to zero and is receiving no allocation of income, loss or FFO	48.2	48.1

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2012

FFO Reconciliation

(In Millions, Except Per Share Information)

	3Q12	3Q11	9M12	9M11
Funds From Operations:
Net income (loss) applicable to common shareholders	$13.3	$(50.0)	$(53.2)	$(52.1)
Depreciation and amortization of real estate investments	59.1	54.5	179.2	163.2
Equity in net (income) loss of joint ventures	(5.5)	2.6	(17.0)	(16.0)
Impairment of depreciable joint venture investments	26.1	—	26.7	—
Joint ventures’ FFO	13.8	13.8	40.5	43.4
Non-controlling interests (OP Units)	—	—	0.1	0.1
Impairment of depreciable real estate assets, net of non-controlling interests	5.7	11.4	77.8	33.6
Loss (gain) on disposition of depreciable real estate, net	0.2	2.4	(3.6)	8.0

Funds From Operations Available to Common Shareholders	112.7	34.7	250.5	180.2
Write-off of original preferred share issuance costs	5.8	—	5.8	6.4
Preferred dividends	7.7	7.0	21.6	24.6

Funds From Operations	$126.2	$41.7	$277.9	$211.2

Funds From Operations Available to Common Shareholders
Reconciliation to Operating FFO:	$112.7	$34.7	$250.5	$180.2
Non-cash impairment charges - non-depreciable consolidated assets	2.6	42.2	28.1	46.1
Loss on debt retirement, net	—	0.1	13.5	0.1
Other expense (income), net - litigation costs, debt extinguishment costs, lease liability settlement gain, transaction and other expenses	1.9	(0.2)	7.1	4.8
Equity in net (loss) income of joint ventures - currency adjustments, change in control charges, gain on sale of assets, transaction and other expenses	(0.3)	0.1	0.8	(0.8)
Non-cash impairment of joint venture investments on non-depreciable assets	—	—	—	1.6
Non-cash gain on disposition of non-depreciable real estate (land), net	(0.2)	(0.4)	(5.8)	(0.4)
Executive separation charges	1.0	0.3	1.0	11.0
Non-cash gain on equity derivative instruments (Otto Family warrants)	—	—	—	(21.9)
Non-cash gain on change in control of interests	(40.6)	—	(80.0)	(22.7)
Non-cash gain on deconsolidation of interests, loss on sales and loss on debt extinguishment - discontinued operations	—	(5.6)	0.3	(5.6)
Non-controlling interest - portion of impairment charges allocated to outside partners	—	(3.8)	—	(3.8)
Non-cash write off of preferred share original issuance costs	5.8	—	5.8	6.4

Total non-operating items	$(29.8)	$32.7	$(29.2)	$14.8

Operating FFO Available to Common Shareholders	$82.9	$67.4	$221.3	$195.0

Per Share Information:
Funds From Operations - diluted	$0.37	$0.12	$0.86	$0.58
Operating FFO - diluted	$0.27	$0.24	$0.76	$0.71

Common Shares and OP Units:
Outstanding	310.1	277.4	310.1	277.4
Weighted average - diluted (FFO & OFFO)	305.6	277.7	290.2	273.0

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2012

Additional Financial Disclosures

(In Millions, Except Per Share Information)

	3Q12	3Q11	9M12	9M11
Dividends / Payout Ratio:
Common share dividends and operating partnership interests - per share	$0.12	$0.06	$0.36	$0.14
Common share dividends and operating partnership interests - declared	$36.8	$16.6	$104.1	$38.4

Dividend payout ratio	44.4%	24.7%	47.0%	19.7%

Revenues:
DDR revenues	$205.1	$198.0	$598.2	$600.9
Joint venture & managed revenues	199.0	213.4	614.3	638.3

Total revenues (1)	$404.1	$411.4	$1,212.6	$1,239.2

G&A Expenses (2)	$17.5	$17.6	$55.6	$54.3

G&A Expenses as % of Total Revenues (2)	4.3%	4.3%	4.6%	4.4%

Net Operating Income:
DDR net operating income	$146.7	$136.9	$422.4	$410.6
Joint venture net operating income (at 100%)	127.2	124.7	344.2	347.1

Total net operating income (1)	$273.9	$261.6	$766.7	$757.7

Real Estate at Cost:
DDR real estate at cost	$8,590.3	$8,379.7	$8,590.3	$8,379.7
Joint venture real estate at cost (at 100%)	7,061.9	6,588.0	7,062.2	6,588.0

Total real estate at cost	$15,652.2	$14,967.7	$15,652.5	$14,967.7

Non-Cash Disclosures (Income) / Expense:
Below-market rent revenue (3)	$0.1	$(1.1)	$(0.7)	$(2.8)
Straight-line rent revenue	(1.2)	(0.1)	(2.9)	(0.2)
Joint venture straight-line rent revenue	(1.7)	(1.0)	(3.7)	(3.6)
DDR’s prorata share of straight-line rent revenue	(0.3)	(0.2)	(0.7)	(0.9)
Straight-line ground rent expense (3)	0.3	0.5	0.9	1.5
Debt premium amortization revenue (3)	(0.6)	(0.4)	(2.1)	(1.5)
Convertible debt accretion expense	2.6	3.8	8.3	11.5

(1)	Includes activities from discontinued operations.
(2)

The nine months ended September 30, 2012 and 2011 exclude executive separation charges of $1.0 million and $11.0 million, respectively. Including these charges, G&A expenses were approximately 4.7% and 5.3%, respectively, of total revenues. The three months ended September 30, 2012 and 2011 exclude executive separation charges of $1.0 million and $0.3 million, respectively. Including these charges, G&A expenses were approximately 4.6% and 4.4%, respectively, of total revenues.

(3)	Prorata share of joint venture is deminis.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2012

(In Millions)

	3Q12	3Q11
Debt / EBITDA - Consolidated
EBITDA:
Net income (loss) attributable to DDR	$26.7	$(43.0)

Adjustments:
Impairment charges	8.3	46.2
Executive separation charges	1.0	0.3
Depreciation and amortization	61.3	53.5
Depreciation attributable to non-controlling interests	(0.1)	(0.1)
Interest expense	55.2	55.9
Gain on change in control of interests	(40.6)	—
Other expenses (income), net	1.9	(0.2)
Equity in net (income) loss of joint ventures	(5.5)	2.6
Impairment of joint venture investments	26.1	—
Loss on debt retirement, net	—	0.1
Income tax expense	0.3	0.3
EBITDA adjustments from discontinued operations (1)	0.3	16.6
Gain on disposition of real estate, net	(0.3)	(7.0)
Impairment charges applicable to non-controlling interests	—	(3.8)

EBITDA before JVs	134.6	121.4
Pro rata share of JV FFO, net of interest expense	13.8	13.8
Pro rata share of JV (gain) loss on sale of assets, transaction costs and other	(0.3)	0.1

EBITDA Consolidated	$148.1	$135.3
EBITDA Consolidated - Annualized	$592.4	$541.2

Consolidated indebtedness	$4,307.7	$4,232.9
Non-controlling interests’ share of consolidated debt	(20.6)	(21.7)
Adjustment to reflect convertible debt at face value	34.7	46.4
Adjustment to reflect assumed debt at face value	(12.2)	(7.2)

Total consolidated indebtedness	4,309.6	4,250.4
Cash and restricted cash, net of non-controlling interests	(46.0)	(54.9)

Total Consolidated Indebtedness, net of Cash	$4,263.6	$4,195.5

Debt / EBITDA - Consolidated	7.20	7.75

Debt / EBITDA - Pro rata
EBITDA before JVs	$134.6	$121.4
Pro rata share of JV EBITDA	25.5	27.2

EBITDA including Pro rata Share of JVs	$160.1	$148.6
EBITDA including Pro rata Share of JVs - Annualized	$640.4	$594.4

Total consolidated indebtedness, net of cash	$4,263.6	$4,195.5
Pro rata share of JV debt (2)	725.3	789.1

Total pro rata indebtedness	4,988.9	4,984.6
Pro rata share of JV cash and restricted cash	(117.9)	(105.0)

Pro rata Indebtedness, net of Cash	$4,871.0	$4,879.6

Debt / EBITDA - Pro rata	7.61	8.21

(1) Discontinued operations includes the following EBITDA adjustments:
Impairment charges	$—	$7.5
Gain on deconsolidation of interests	—	(4.7)
Interest expense, net	—	2.7
Depreciation and amortization	—	3.2
Loss on disposition of real estate, net	0.2	8.5
Debt extinguishment costs and other	0.1	(0.6)

	$0.3	$16.6

(2)

Includes $48.2 million at both September 30, 2012 and at September 30, 2011 of the Company’s pro rata share of non-recourse debt associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2012

Significant Accounting Policies

Revenues

•	Percentage and overage rents are recognized after the tenants’ reported sales have exceeded the applicable sales breakpoint.

•	Revenues associated with tenant reimbursements are recognized in the period in which the expenses are incurred based upon the provisions of tenants’ leases.

•	Lease termination fees are included in other revenue and recognized upon termination of a tenant’s lease, which generally coincides with the receipt of cash.

•	Consolidated base rental revenue includes income from ground leases of $16.5 million for the nine months ended September 30, 2012.

General and Administrative Expenses

•

General and administrative expenses include certain internal leasing salaries, legal salaries and related expenses associated with the leasing of space which are charged to operations as incurred. For the nine months ended September 30, 2012, the Company expensed $6.3 million in internal leasing costs. All internal and external costs associated with acquisitions are expensed as incurred. The Company does not capitalize any executive officer compensation.

Deferred Financing Costs

•

Costs incurred in obtaining long-term financing are included in deferred charges and are amortized on a straight-line basis over the terms of the related debt agreements; such amortization is reflected as interest expense in the consolidated statements of operations.

Real Estate

•

Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, is not in excess of the individual property’s estimated undiscounted future cash flows, including estimated proceeds from disposition.

•	Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings	30 to 40 years
Building Improvements	5 to 20 years
Furniture/Fixtures and Tenant Improvements	Useful lives, which approximate lease terms, where applicable

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2012

Significant Accounting Policies (Continued)

•	Expenditures for maintenance and repairs are charged to operations as incurred. Renovations and expenditures that improve or extend the life of the asset are capitalized.

•	Construction in progress includes shopping center developments and significant expansions and redevelopments.

•	The Company accounts for the acquisition of a partner’s interest in an unconsolidated joint venture in which a change in control of the asset has occurred at fair value.

Capitalization

•

The Company capitalizes interest on funds used for the construction or expansion of shopping centers and certain construction administration costs. Capitalization of interest and administration costs ceases when construction activities are completed and the property is available for occupancy by tenants or when activities are suspended.

Capitalized Costs (In Millions)	3Q12	3Q11	9M12	9M11
Interest expense	$3.5	$3.2	$9.9	$9.4
Construction administration costs	$2.1	$2.4	$6.6	$6.7

•	Interest expense and real estate taxes incurred during the construction period are capitalized and depreciated over the building life.

•	During the nine months ended September 30, 2012, the Company expensed $1.8 million in operating costs related to development projects that have been suspended.

Gains on Sales of Real Estate

•	Gains on sales of real estate generally related to the sale of outlots and land adjacent to existing shopping centers are recognized at closing when the earnings process is deemed to be complete.

•	Gains or losses on the sales of operating shopping centers are generally reflected as discontinued operations.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2012

Other Real Estate Information

Total Capital Expenditures

•	The Company incurred the following estimated leasing and maintenance capital expenditures:

Capital Expenditures (In Millions)	Consolidated 9M12	Unconsolidated at Prorata 9M12
Leasing	$24.1	$4.0
Maintenance	5.2	0.4

Total Capital Expenditures	$29.3	$4.4

Per Square Foot of Owned GLA
Leasing	$0.49	$0.58
Maintenance	0.11	0.06

Total Capital Expenditures	$0.60	$0.64

Undeveloped Land

•	Included in Land is undeveloped real estate, comprised primarily of outlots or expansion pads adjacent to the shopping centers owned by the Company.

•

At December 31, 2011, the Company estimated the value of its consolidated and proportionate share of joint venture undeveloped land adjacent to existing shopping centers to be approximately $35 million. This value has not been adjusted to reflect changes in market activity subsequent to December 31, 2011.

Non-Income Producing Assets

•

There are five consolidated shopping centers and the Company’s corporate headquarters, which total 0.7 million square feet with a land and building cost basis of approximately $70 million, considered non-incoming producing at September 30, 2012.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2012

Joint Venture Investment Summary (1)

($ and GLA In Millions; all Values at 100%)

Legal Name	Partner	DDR Own. %	# of Operating Properties		GLA	ABR	Gross Asset Book Value	Debt
Unconsolidated Joint Ventures

DDRTC Core	An Affiliate of	15%	39		10.8	$121.7	$1,962.2	$1,039.2
Retail Fund, LLC	TIAA-CREF

DDR Domestic	Various Institutional	20%	59		8.2	86.6	1,439.3	929.9
Retail Fund I	Investors

BRE DDR Retail	Blackstone Real	5%	46		10.6	118.5	1,209.5	943.6
Holdings, LLC	Estate Partners VII

Sonae Sierra	Sonae Sierra,	33.3%	11		4.1	125.6	878.0	376.0	(2)
Brasil BV Sarl	SGPS, SA

DDR-SAU	State of Utah	20%	27		2.4	23.9	308.2	182.9
Retail Fund, LLC

DDR Markaz II LLC	Kuwait Financial	20%	13		1.6	15.9	206.4	146.3
	Centre

Other Unconsolidated	Various	Various	15		2.2	22.1	198.3	145.5
JV Interests

			210		39.9	$514.3	$6,201.9	$3,763.4
Unconsolidated Joint Ventures - No Economic Interests

Coventry II	Coventry II Fund	10% -20%	46	(3)	5.8	58.0	860.3	613.0
Joint Ventures

Total Unconsolidated Joint Ventures			256		45.7	$572.3	$7,062.2	$4,376.4

(1)	DDR’s investment in JVs may be recorded at different amounts than the proportionate equity on the joint ventures’ balance sheet.
(2)	SSB BV Sarl holds $297 million of cash and short-term investments at September 30, 2012.
(3)	Includes 40 assets in which the Company does not have an economic interest and one asset in which development was suspended. Effective January 1, 2012, these assets are no longer managed by DDR.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2012

Joint Venture Combining Financial Statements

(In Millions)

Combining Condensed Statements of Operations

	Total Unconsolidated JVs (1)		DDR’s Pro rata Share (1)
	9M12	3Q12	3Q12
Revenues:
Minimum rents	$380.5	$140.5	$25.6
Percentage and overage rents	1.6	0.8	0.1
Recoveries from tenants	86.1	34.3	5.0
Other	61.8	18.3	5.3

	530.0	193.9	36.0
Expenses:
Operating and maintenance	(135.4)	(46.3)	(7.8)
Real estate taxes	(57.0)	(22.7)	(3.3)
Impairment charges	(5.7)	(0.8)	(0.1)

Net operating income	331.9	124.1	24.8	(3)
Depreciation and amortization expense	(153.3)	(67.9)	(8.7)
Interest expense	(181.9)	(63.5)	(9.6)

(Loss) income before other items	(3.3)	(7.3)	6.5
Income tax expense	(18.9)	(6.6)	(2.2)

(Loss) income from continuing operations	(22.2)	(13.9)	4.3
Discontinued operations:
Loss from operations	(41.4)	(38.0)	(5.7)
Gain on disposition	1.3	1.2	—

Loss before gain on disposition of assets	(62.3)	(50.7)	(1.4)
Gain on disposition of assets	14.2	1.1	0.2
Disproportionate share of income (loss)	—	—	(0.4	) (2)(3)

Net loss	$(48.1)	$(49.6)	$(1.6)
Non-controlling interests	(19.7)	(6.2)	(2.1)

Net loss attributable to unconsolidated joint ventures	$(67.8)	$(55.8)	$(3.7)

DDR ownership interests	11.7	(1.6)	(1.6)
Amortization of basis differential	5.2	7.1	—

	$16.9	$5.5	$(1.6)

Funds From Operations:
Net loss attributable to unconsolidated joint ventures	$(67.8)	$(55.8)	$(3.7)
Depreciation of real property	157.7	68.3	8.6
Gain on disposition of depreciable real estate	(14.4)	(1.2)	—
Impairments of depreciable real estate	47.6	39.4	5.9
Disproportionate share of income	—	—	3.0	(2)

	$123.1	$50.7	$13.8

FFO at DDR ownership interests	$40.5	$13.8

Operating FFO at DDR ownership interests	$41.2	$13.6

(1)	The financial statements of Sonae Sierra Brasil are translated into U.S. dollars using an average exchange rate for each period for revenues, expenses, gains and losses.
(2)	Adjustments represent the effect of promoted equity structures and minority interests.
(3)	DDR’s pro rata share of NOI including discontinued operations and promoted equity structures and minority interests is $25.5 million for the three-month period ended September 30, 2012.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2012

Joint Venture Combining Financial Statements

(In Millions)

Combining Condensed Balance Sheets

	Total Unconsolidated JVs (1)
	September 30, 2012		December 31, 2011
Land	$1,615.5		$1,400.5
Buildings	4,982.2		4,334.1
Fixtures and tenant improvements	241.0		190.0

	6,838.7		5,924.6
Less: Accumulated depreciation	(840.7)		(808.3)

	5,998.0		5,116.3
Land held for development and construction in progress	223.5		239.0

Real estate, net	6,221.5		5,355.3
Cash and restricted cash	414.6		308.0
Receivables, including straight-line rent, net	108.3		108.0
Other assets, net	447.5		177.2

	$7,191.9		$5,948.5

Mortgage debt	$4,376.4	(3)	$3,742.2	(3)
Notes and accrued interest payable to DDR	143.7		100.5
Other liabilities	311.0		214.4

	4,831.1		4,057.1
Redeemable preferred equity	150.0		—
Accumulated equity	2,210.8		1,891.4

	$7,191.9		$5,948.5

	DDR’s Pro rata Share (1)
	September 30, 2012		December 31, 2011
Land	$267.1		$274.4
Buildings	885.5		893.1
Fixtures and tenant improvements	51.9		47.4

	1,204.5		1,214.9
Less: Accumulated depreciation	(172.9)		(181.8)

	1,031.6		1,033.1
Land held for development and construction in progress	73.0		75.9

Real estate, net	1,104.6		1,109.0

Cash and restricted cash	117.9		93.8
Receivables, including straight-line rent, net	26.2		27.5
Other assets, net	52.0		42.3
Disproportionate share of equity	147.4	(2)	(18.4	) (2)

	$1,448.1		$1,254.2

Mortgage debt	$726.5	(3)	$772.9	(3)
Notes and accrued interest payable to DDR	12.8		12.0
Other liabilities	60.4		49.9

	799.7		834.8
Redeemable preferred equity	150.0		—

	949.7		834.8
Accumulated equity	470.7		433.0
Disproportionate share of equity	27.7	(2)	(13.6	) (2)

	$1,448.1		$1,254.2

(1)	The financial statements of Sonae Sierra Brasil are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities.
(2)	Adjustments represent the effect of promoted equity structures and minority interests.
(3)

Includes approximately $295.8 million and $300.3 million of mortgage debt at September 30, 2012 and December 31, 2011, respectively, of which the Company’s prorata share of non-recourse mortgage debt is $48.2 million and $48.1 million, respectively, associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2012

Property Acquisitions

($ in Millions, GLA and Demographics In Thousands)

							Trade Area Demographics
Date	Location	Property	DDR Own. %	Total GLA	Aggregate Pro rata Price		Population	Avg. HH. Income	Anchors

3/12	Tinley Park, IL (Chicago)	Brookside Marketplace	100%	560.7	$47.4		588.0	$85.1	Super Target, Kohl’s, Dick’s Sporting Goods, Homegoods, PetSmart, Old Navy, Ulta Best Buy, OfficeMax

4/12	Phoenix, AZ	Arrowhead Crossing	100%	416.6	30.0	(1)	626.6	74.5	Nordstrom Rack, DSW, Hobby Lobby, JoAnn Fabric and Craft Stores, J.C. Penney Homestore, Barnes & Noble, Savers, Ross Dress for Less, Staples, Old Navy, Golfsmith, HomeGoods, T.J.Maxx

4/12	Portland, OR	Tanasbourne Town Center	100%	643.3	39.0	(1)	425.5	82.8	Target, Nordstrom Rack, Bed, Bath, & Beyond, Ross Dress for Less, Michaels, Famous Footwear, Petco, Barnes & Noble, Office Depot, Old Navy

6/12	Various	Portfolio of 46 former EDT assets	5%	10,619.2	71.4	(2)	Various	Various	TJX Companies, Walmart, Dick’s Sporting Goods, PetSmart, Home Depot, Bed Bath & Beyond, Old Navy, JoAnn Fabric and Craft Stores, Kohl’s, Best Buy

7/12	San Antonio,	Bandera Pointe	100%	38.6	7.6		374.1	75.7	Gold’s Gym

7/12	TX Phoenix, AZ	Ahwatukee Foothills Towne Center	100%	682.1	68.7	(1)	507.9	80.5	AMC Theatres, JoAnn Fabric and Craft Stores, Best Buy, Babies “R” Us, RoomStore, Ashley Furniture, Ross Dress for Less, Sprouts, Barnes & Noble, OfficeMax, Petco, Old Navy, Party City

7/12	Tucson, AZ	Tucson Spectrum Shopping Center	100%	954.6	125.4		514.0	50.1	Target, Home Depot, JCPenney, PetSmart, Harkins Theatres, Food City, Sports Authority, Bed Bath & Beyond, Ross Dress for Less, Best Buy, Marshalls, Michaels, OfficeMax, LA Fitness, Old Navy, Party City, Dollar Tree

9/12	Independence, MO (Kansas City)	Independence Commons	100%	403.2	49.4	(3)	378.6	67.9	Kohl’s, AMC Theatres, Best Buy, Ross Dress for Less, Marshalls, Barnes & Noble, OfficeMax, Shoe Carnival

Total Acquisitions				14,318.3	$438.9

(1)	DDR acquired its partner’s 50% ownership interest in this asset.
(2)	Represents DDR’s 5% common equity interest. Transaction also included a preferred equity investment of $150 million.
(3)	DDR acquired its partner’s 85.5% ownership interest in this asset.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2012

Property Dispositions

($ in Millions, GLA and Demographics In Thousands)

							Trade Area Demographics
Date	Location	Joint Venture	DDR Own. %	Total GLA	Gross Price	Relinquished Debt	Population	Avg. HH. Income	Anchors

1/12	West Seneca, NY		100%	62.9	$2.5	$—	314.4	$55.5	Planet Fitness

1/12	Concord, NC		100%	10.9	1.7	—	192.2	80.7	Rite Aid

2/12	Connellsville, PA		100%	10.9	3.0	—	41.6	46.2	Rite Aid

2/12	Tiffin, OH		100%	185.8	0.8	—	64.2	54.7	Cinemark, J.C. Penney

2/12	Barboursville, WV		100%	70.9	1.6	—	191.6	52.0	Ashley Furniture, JoAnn Fabric and Craft Stores

2/12	Tampa, FL	DDRTC	15%	28.5	4.0	3.7	223.5	76.0	—

3/12	Fort Worth, TX		100%	10.9	2.7	—	362.1	62.8	CVS

4/12	Birmingham, AL		100%	300.3	3.0	—	218.9	66.7	Burlington Coat Factory, Dollar Tree

4/12	Lawrenceville, GA		100%	105.0	3.0	—	323.7	84.8	Hobby Lobby

4/12	Idaho Falls, ID		100%	138.5	1.5	—	139.0	64.8	OfficeMax

4/12	Two Rite Aids		100%	23.6	4.7	—	294.6	53.6	Rite Aid

4/12	Erie, PA		100%	96.0	1.0	—	175.7	56.9	West Teleservices

4/12	Mt. Vernon, IL		100%	269.3	3.5	—	92.2	51.8	Dunham’s Sports, J.C. Penney, Sears

5/12	Chamblee, GA		100%	167.4	4.7	—	509.0	101.8	—

5/12	Englewood, FL		100%	46.8	0.7	0.5	43.3	59.8	—

5/12	Cincinnati, OH		100%	235.4	3.7	—	413.2	60.9	—

5/12	Ottumwa, IA		100%	276.8	3.0	—	90.2	52.5	Herberger’s, J.C. Penney, Aldi

6/12	Silver Springs, MD		100%	288.4	31.1	—	594.7	94.6	Office building

6/12	Cheboygan, MI		100%	170.8	0.5	—	40.0	50.7	Kmart

6/12	Santa Rosa Beach, FL	DDRM	20%	43.2	6.8	—	14.0	76.3	Publix

7/12	Piedmont, SC		100%	10.9	1.6	—	57.1	53.5	Rite Aid

7/12	Houghton, MI		100%	257.9	0.8	—	21.6	43.9	J.C. Penney

8/12	Spartanburg, SC		100%	10.9	2.7	—	136.5	58.8	Rite Aid

9/12	Farragut, TN	DPG	10%	71.3	1.1	—	133.7	91.5	—

	Land Parcels (14)		Various	—	47.7	3.2

Total Dispositions				2,893.3	$137.4	$3.7

Total Dispositions - Q3 2012				351.0	$12.1	$—

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2012

Summary of Consolidated Land Held for Development and Construction in Progress

($ In Millions, GLA In Thousands of SF)

	As of September 30, 2012			2012 Activity
				Net	Net Projected	Placed	To Be Placed
				Expenditures	Expenditures	In Service	In Service
	Land	CIP	Total	YTD	4Q12 (1)	YTD	4Q12
Ground up Development Projects in Progress	$19.8	$3.1	$22.9	$22.2	$10.8	$—	$—
Ground up Development Projects Primarily on Hold	270.6	138.2	408.8	(33.1)	(66.6)	—	—
Substantially Completed Projects Pending Lease Up	31.3	33.0	64.3	(2.4)	(0.7)	1.1	0.9
Redevelopment Projects	21.9	63.9	85.8	76.8	44.2	54.9	69.9
Leasing Capital Expenditures	—	6.6	6.6	24.1	5.5	24.7	6.7

	$343.6	$244.8	$588.4	$87.6	$(6.8)	$80.7	$77.5

Summary of Significant Wholly-Owned and Consolidated Development Projects in Progress

		Est. Initial	Est.	Est.	Est.	Cost	Assets
		Owned Anchor	Total	Owned	Net	Incurred	Placed in
Location	Project	Opening	GLA	GLA	Cost (1)	To Date	Service	Anchors
Charlotte, NC	Belgate	2Q13	889.7	173.7	$17.8	$22.9	—	Walmart, IKEA, Hobby Lobby, Ulta,
								Marshalls, Cost Plus World Market,
								PetSmart, Old Navy, Shoe Carnival

			889.7	173.7	$17.8	$22.9	$—

Summary of Significant Consolidated Redevelopment Projects

Location	Project	Est. Total GLA	Est. Owned GLA	Est. Net Cost (1)	Cost Incurred To Date	Assets Placed in Service	Anchors
Denver, CO	Tamarac Square	151.3	11.5	$2.0	$3.4	$1.7	Target
Littleton, CO	Aspen Grove	46.7	46.7	13.6	4.9	—	Alamo Drafthouse Cinema
Miami (Plantation), FL	The Fountains	273.4	273.4	58.9	54.7	54.7	Kohl’s, Dick’s Sporting Goods,
							Marshalls/HomeGoods, Total Wine
Bayamon, PR	Rexville Plaza	43.8	43.8	8.2	5.4	5.3	CVS, Marshalls
Hatillo, PR	Plaza Del Norte	88.5	88.5	10.1	8.6	6.9	J.C. Penney expansion, PetSmart,
							Rooms to Go, T.J.Maxx
Charleston, SC	Ashley Crossing	124.4	124.4	8.9	6.6	6.3	Kohl’s, Marshalls, Shoe Carnival,
							JoAnn Fabric and Craft Stores
San Antonio, TX (2)	Terrell Plaza	225.7	90.8	12.0	10.7	0.5	Target, Ross Dress for Less, Petco
Midvale, UT	Family Center at Ft. Union	82.7	78.7	13.2	6.7	2.6	Dick’s Sporting Goods, Gordmans
Riverdale, UT	Family Center at Riverdale	88.2	88.2	5.6	3.5	2.7	Best Buy, Gordmans

		1,124.7	846.0	$132.5	$104.5	$80.7
CIP for projects listed above:						23.8
CIP for other Redevelopment Projects:						62.0

Total amount included in CIP at September 30, 2012 for Redevelopment Projects:						$85.8

(1)	Includes receipts and expected future reductions from land sales and reimbursements.
(2)	Consolidated 50% joint venture

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2012

Summary of Joint Venture Land Held for Development and Construction in Progress

($ In Millions, GLA In Thousands of SF)

	As of September 30, 2012			2012 Activity
				Net	Net Projected	Placed	To Be Placed
				Expenditures	Expenditures	In Service	In Service
	Land	CIP	Total	YTD	4Q12 (1)	YTD	4Q12 (1)
Substantially Completed Ground Up Developments	$—	$1.0	$1.0	$18.7	$1.5	$92.8	$2.5
Ground up Development Projects in Progress	30.2	182.8	213.0	94.3	49.0	—	—
Substantially Completed Projects Pending Lease Up	—	—	—	1.2	—	19.5	—
Redevelopment Projects	—	4.5	4.5	11.0	11.1	12.2	14.4
Leasing Capital Expenditures	—	4.9	4.9	27.6	12.0	22.6	15.4

Total	$30.2	$193.2	$223.4	$152.8	$73.6	$147.1	$32.3

Summary of Significant Joint Venture Substantially Completed Development Projects

		DDR’s	Est.	Est.	Est.	Cost	Assets
		Effective	Total	Owned	Net	Incurred	Placed in
Location	Project	Own. %	GLA	GLA	Cost (1)	To Date	Service	Anchors
Uberlandia, Brazil	Patio Uberlandia	33.3%	488.1	488.1	$93.1	$93.8	$92.8	Walmart, Cinemark, Centuaro,
								Fast Shop, Leroy Merlin,
								Renner, Ponto Frio, Kalunga,
								Livraria Leitura, Memove,
								Le Biscuit, Le Lis Blanc

Total			488.1	488.1	$93.1	$93.8	$92.8

Summary of Significant Joint Venture Development Projects in Progress

		DDR’s	Est.	Est.	Est.	Cost	Assets
		Effective	Total	Owned	Net	Incurred	Placed in
Location	Project Name	Own. %	GLA	GLA	Cost (1)	To Date	Service	Anchors
Goiania, Brazil	Passeio Das Aguas	33.3%	806.4	806.4	$188.8	$98.6	$—	Bretas, Cinemark,
								Magic Games, Strike Boliche
Londrina, Brazil	Boulevard Londrina	28.2%	518.2	518.2	142.4	114.4	—	Walmart, Cinemark, PB Kids,
								Magazine Luiza, Kalunga,
								Luigi Bertolli, Saraiva,
								Centuaro, Memove, Renner

Total			1,324.6	1,324.6	$331.2	$213.0	$—
Total Land Held for Development and CIP for Ground Up Developments in Progress at September 30, 2012							$213.0

(1)	Includes receipts and expected future reductions from land sales and reimbursements.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2012

Ground up Development Projects Primarily on Hold

	DDR’s
	Effective	Total
MSA (Location)	Own. %	Acreage
Ukiah (Mendocino), CA	50%	75.7
New Haven (Guilford), CT	100%	24.8
Orlando (Lee Vista), FL	100%	74.3
Tampa (Brandon), FL	100%	46.3
Atlanta (Douglasville), GA	100%	28.5
Chicago (Grayslake), IL	50%	106.0
Kansas City (Merriam), KS	100%	31.6
Boston, MA (Seabrook, NH)	100%	50.9
Gulfport, MS	100%	86.2
Raleigh (Apex), NC	100%	52.6
Isabela, Puerto Rico	80%	11.1
Toronto (East Gwillimbury - Bayview/Greenlane), CAN	50%	39.0
Toronto (East Gwillimbury - Hwy 404/Greenlane East), CAN	50%	30.7
Toronto (East Gwillimbury - Hwy 404/Greenlane West), CAN	50%	28.8
Toronto (Richmond Hill), CAN	50%	52.0
Togliatti, Russia	75%	61.2
Other Misc. Land (6 sites)	100%	Various

		806.8

		(In Millions)

Total Ground Up Development Projects Primarily on Hold at September 30, 2012:		$408.8	(1)

(1)	Includes partners’ ownership interests of $86.9 million.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2012

Portfolio Summary

(GLA In millions)

Shopping Centers (Economic Interest)
Operating Centers	458
Owned GLA (at 100%)	83.9
Additional Ground Lease GLA	5.5
Additional Unowned GLA	26.5
Base Rent PSF	$13.79
Leased Rate (at 100%)	94.0%
Commenced Rate (at 100%)	92.8%
Leased Rate (at Pro Rata)	94.8%

Prime Portfolio (Subset of Economic Interest)
Operating Centers	293
Owned GLA (at 100%)	67.1
Additional Ground Lease GLA	4.9
Additional Unowned GLA	22.3
Base Rent PSF	$14.65
Leased Rate (at 100%)	95.4%
% of Total NOI (T12)	89.3%

Shopping Centers (No Economic Interest)
Operating Centers	1
Owned GLA	0.3
Additional Ground Lease GLA	—
Additional Unowned GLA	0.3

Brazil Portfolio (Subset of Economic Interest)
Operating Centers (Developments)	11(2)
Owned GLA (at 100%)	4.1
Additional Ground Lease GLA	0.2
Additional Unowned GLA	0.2
Additional Development GLA	1.3
Base Rent PSF	$31.51
Leased Rate (at 100%)	97.7%
% of Pro Rata NOI (T12)	6.3%

Puerto Rico Portfolio (Subset of Economic Interest)
Operating Centers	15
Owned GLA (at 100%)	4.0
Additional Ground Lease GLA	0.7
Additional Unowned GLA	0.3
Base Rent PSF	$18.97
Leased Rate (at 100%)	96.5%
% of Pro Rata NOI (T12)	14.7%

Same Store NOI (1)

($ In Millions)

At 100%	3Q12	3Q11	Change

Same Store NOI	$206.1	$198.0	4.1%
Non Same Store NOI	50.1	31.0

	$256.2	$229.0

Reconciliation to Income Statement

	3Q12	3Q11

Consolidated at 100%
Revenues	$205.0	$187.1
Fee Income	(10.2)	(11.2)
Other Revenues	(5.4)	(2.5)
Operating & Maintenance	(32.4)	(32.1)
Real Estate Taxes	(25.8)	(25.0)

	131.3	116.2

Unconsolidated at 100%
Revenues	193.9	170.3
Operating & Maintenance	(46.2)	(39.9)
Real Estate Taxes	(22.7)	(17.6)

	125.0	112.8

Total NOI at 100%	$256.2	$229.0

At DDR Share	3Q12	3Q11	Change

Same Store NOI	$132.3	$127.6	3.7%
Non Same Store NOI	23.6	15.6

	$155.9	$143.2

Reconciliation to Income Statement

	3Q12	3Q11

Consolidated at DDR Share
Consolidated at 100%	$131.3	$116.2
JV Share of Cons. NOI	(0.3)	(0.3)

	131.0	115.9
Unconsolidated at DDR Share
Revenues	36.0	38.8
Operating & Maintenance	(7.8)	(8.3)
Real Estate Taxes	(3.3)	(3.3)

	24.9	27.2

Total NOI at DDR Share	$155.9	$143.2

(1)

Excludes development, redevelopment, straight line rental income and expenses, lease termination income, FMV of leases and provisions for uncollectible amounts and/or recoveries thereof; includes assets owned in comparable periods (15 months for quarter comparisons). Properties acquired in the BRE DDR Retail Holdings, LLC joint venture are also excluded.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2012

Lease Expiration Schedule (at 100%)

	Greater than 10,000 SF
		ABR	Rent	% of
Year	Leases	(mil)	PSF	ABR

2012	28	$9.3	$10.90	0.9%
2013	136	34.5	9.28	3.4%
2014	222	71.4	9.98	7.0%
2015	218	69.3	10.02	6.7%
2016	235	77.9	11.02	7.6%
2017	219	83.3	10.07	8.1%
2018	138	48.7	10.38	4.7%
2019	111	49.2	11.36	4.8%
2020	77	26.8	10.46	2.6%
2021	105	44.2	10.64	4.3%

2012-2021	1,489	$514.6	$10.41	50.1%
Total Rent Roll	1,679	$600.1	$10.36	58.4%

	Annual Metrics (at 100%)
	Period		Leased	ABR
	Ending	Centers	Rate	PSF

	Q3 2012	458	94.0%	$13.79
	YE 2011	432	93.6%	13.81
	YE 2010	487	92.6%	13.36
	YE 2009	544	91.4%	13.01
	YE 2008	621	92.7%	12.60
	YE 2007	628	96.0%	12.54
	YE 2006	379	96.1%	11.90
	YE 2005	379	96.3%	11.30
	YE 2004	373	95.4%	11.13
	YE 2003	274	95.1%	10.82
	YE 2002	189	95.9%	10.58
	YE 2001	192	95.4%	10.03
	YE 2000	190	96.9%	9.66
	YE 1999	186	95.7%	9.20
	YE 1998	159	96.5%	8.99
	YE 1997	123	96.1%	8.49
	YE 1996	112	94.8%	7.85
	YE 1995	106	96.3%	7.60
	YE 1994	84	97.1%	5.89
	YE 1993	69	96.2%	5.60
	YE 1992	53	95.4%	5.37

Less than 10,000 SF
	ABR	Rent	% of
Leases	(mil)	PSF	ABR

526	$27.6	$35.99	2.7%
1,333	68.5	22.96	6.7%
1,312	68.4	25.70	6.7%
1,098	60.3	23.80	5.9%
1,072	65.6	25.32	6.4%
998	57.1	25.43	5.6%
244	21.2	23.89	2.1%
122	10.6	24.37	1.0%
117	9.2	21.77	0.9%
168	13.5	24.10	1.3%

6,990	$402.0	$25.33	39.1%
7,384	$427.1	$24.71	41.6%

Leased Rate Breakdown (at 100%)
	Leased	% of	% of
SF	Rate	GLA	Vacancy

< 5,000	84.5%	16.4%	42.5%
5,000- 9,999	87.4%	8.8%	18.5%
>10,000	96.9%	74.8%	39.0%

Total	94.0%	100.0%	100.0%

Portfolio Concentration (at 100%)
	% of		% of
	ABR	MSF	GLA

Brazil	11.7%	4.1	4.6%
Florida	8.6%	9.7	10.8%
Georgia	8.4%	8.9	9.9%
Puerto Rico	7.5%	4.7	5.3%
New York	6.6%	7.6	8.6%
Ohio	6.5%	6.6	7.3%
North Carolina	5.9%	5.3	6.2%
New Jersey	4.5%	3.2	3.6%
Illinois	3.3%	2.2	2.4%
Arizona	2.5%	2.2	2.5%

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2012

Leasing Summary - 3Q 2012

($, GLA In Thousands, Except Per Square Foot)

Leasing spreads are calculated by comparing the prior tenant’s annual base rent in the final year of the lease to the new tenant’s annual base rent in the first year of the new lease. The reported calculation, “Comparable”, only includes deals that were executed within one year of the date that the prior tenant vacated. “Non-comp” deals consist of deals which were not executed within one year of the date the prior tenant vacated, deals which resulted in a significant difference in size, or deals for space which was vacant at acquisition.

Third Quarter 2012 at 100%

			New Rent		Prior Rent
					Final	Final		Wtd
			Year 1	Year 1	Year	Year	Comp	Avg
	# of		Rent	Total	Rent	Total	Space	Term	TI
	Leases	GLA	PSF	Rent	PSF	Rent	Spread	(Yrs)	PSF

New Leases
Comparable	93	254	$20.15	$5,109	$18.35	$4,654	9.8%	7.8	$16.03
Non-comp	137	918	12.42	11,400	N/A	N/A	N/A	10.2	8.91

New Leases - Total	230	1,172	14.09	16,509	N/A	N/A	9.8%	9.7	10.52
Renewals	286	1,702	16.35	27,827	15.34	26,119	6.5%	5.5	0.16

Total	516	2,874	$15.43	$44,335	$15.73	$30,773	7.0%	7.2	$4.43

Third Quarter 2012 at Pro Rata Share

			New Rent		Prior Rent
					Final	Final		Wtd
			Year 1	Year 1	Year	Year	Comp	Avg
	# of		Rent	Total	Rent	Total	Space	Term	TI
	Leases	GLA	PSF	Rent	PSF	Rent	Spread	(Yrs)	PSF

New Leases
Comparable	93	86	$23.34	$2,009	$21.21	$1,825	10.0%	6.5	$13.28
Non-comp	137	657	12.30	8,074	N/A	N/A	N/A	10.6	8.65

New Leases - Total	230	743	13.58	10,083	N/A	N/A	10.0%	10.1	9.29
Renewals	286	951	15.47	14,716	14.67	13,955	5.5%	5.0	0.01

Total	516	1,694	$14.64	$24,799	$15.21	$15,780	6.0%	7.3	$4.08

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2012

Leasing Summary - YTD 2012

($, GLA In Thousands, Except Per Square Foot)

Leasing spreads are calculated by comparing the prior tenant’s annual base rent in the final year of the lease to the new tenant’s annual base rent in the first year of the new lease. The reported calculation, “Comparable”, only includes deals that were executed within one year of the date that the prior tenant vacated. “Non-comp” deals consist of deals which were not executed within one year of the date the prior tenant vacated, deals which resulted in a significant difference in size, or deals for space which was vacant at acquisition.

YTD 2012 at 100%

			New Rent		Prior Rent
	# of Leases	GLA	Year 1 Rent PSF	Year 1 Total Rent	Final Year Rent PSF	Final Year Total Rent	Comp Space Spread	Wtd Avg Term (Yrs)	TI PSF

New Leases
Comparable	226	777	$18.89	$14,674	$17.34	$13,468	9.0%	7.9	$13.61
Non-comp	369	2,105	13.40	28,205	N/A	N/A	N/A	8.9	10.49

New Leases - Total	595	2,882	14.88	42,879	N/A	N/A	9.0%	8.6	11.32
Renewals	855	5,681	15.11	85,819	14.26	80,990	6.0%	5.2	0.11

Total	1,450	8,563	$15.03	$128,698	$14.63	$94,458	6.4%	6.4	$3.98

YTD 2012 at Pro Rata Share
			New Rent		Prior Rent
	# of Leases	GLA	Year 1 Rent PSF	Year 1 Total Rent	Final Year Rent PSF	Final Year Total Rent	Comp Space Spread	Wtd Avg Term (Yrs)	TI PSF

New Leases
Comparable	226	443	$18.93	$8,393	$16.69	$7,400	13.4%	7.9	$12.42
Non-comp	369	1,498	13.54	20,283	N/A	N/A	N/A	9.2	10.40

New Leases - Total	595	1,941	14.77	28,676	N/A	N/A	13.4%	8.9	10.87
Renewals	855	3,684	13.74	50,634	12.99	47,878	5.8%	5.0	0.08

Total	1,450	5,625	$14.10	$79,310	$13.39	$55,278	6.8%	6.4	$3.84

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2012

Net Effective Rents Related to Leased Space (Owned Properties)

Net effective rents are calculated with full consideration for all costs associated with leasing the space rather than pro rata costs. Landlord work represents property level improvements associated with the lease transactions; however, those improvements are attributed to the landlord’s property value and typically extend the life of the asset in excess of the lease term.

	3Q12	9M12
Number of lease transactions executed	516	1,450
Rentable square footage leased (in thousands)	2,874	8,563
Square footage of renewal deals (in thousands)	1,702	5,681
Square footage of new deals (in thousands)	1,172	2,882
Renewed square footage (% of total)	59.2%	66.3%
New leases square footage (% of total)	40.8%	33.7%

New Deals:
Weighted average per rentable square foot over the lease term:
Base rent	$14.83	$15.71
Tenant allowance	(1.12)	(1.32)
Landlord work	(1.13)	(1.23)
Third party leasing commissions	(0.19)	(0.25)
Rent concessions	—	—

Equivalent net effective rent	$12.39	$12.91

Weighted average term in years	8.8	8.3

Renewal Deals:
Weighted average per rentable square foot over the lease term:
Base rent	$16.64	$15.36
Tenant allowance	(0.03)	(0.02)
Landlord work	—	—
Third party leasing commissions	—	—
Rent concessions	—	—

Equivalent net effective rent	$16.61	$15.34

Weighted average term in years	5.6	5.3

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2012

Top 40 Tenants Ranked by Base Rental Revenue

($ and GLA In Millions)

		# of Units		ABR			GLA			Credit Ratings
	Tenant	Owned	Total	at 100%	% of Total	Prorata	at 100%	% of Total	Prorata	(S&P/Mdy’s/Fitch)

1	Walmart[1]	35	79	$33.6	3.1%	$26.2	5.1	5.7%	4.1	AA /Aa2 /AA
2	TJX Companies[2]	82	83	27.1	2.5%	16.4	2.7	3.0%	1.6	A /A3 / NR
3	PetSmart	80	81	23.9	2.2%	14.0	1.7	1.9%	1.0	BB+ / NR / NR
4	Bed Bath & Beyond[3]	68	69	23.5	2.2%	15.0	1.9	2.1%	1.2	BBB+ / NR / NR
5	Kohl’s	35	43	22.5	2.1%	11.6	3.1	3.5%	1.6	BBB+ / Baa1 / BBB+
6	Dick’s Sporting Goods	34	35	19.1	1.8%	10.0	1.6	1.8%	0.9	NR
7	Best Buy	30	35	17.9	1.7%	11.0	1.3	1.5%	0.8	BB+ / Baa2 / BB+
8	Publix	41	44	16.4	1.5%	4.2	1.9	2.1%	0.5	NR
9	Michael’s	60	60	16.3	1.5%	10.6	1.4	1.6%	0.9	B / B3 / NR
10	AMC Theatres	8	9	14.9	1.4%	7.2	0.7	0.8%	0.3	B / B2 / B
11	Ross Stores	47	47	14.4	1.3%	8.4	1.4	1.6%	0.8	BBB+ / NR / NR
12	OfficeMax	49	50	13.5	1.3%	9.1	1.1	1.2%	0.7	B- / B1 / NR
13	Gap[4]	50	50	12.9	1.2%	8.1	0.8	0.9%	0.5	BB+ / Baa3 / BBB-
14	Tops Markets[5]	17	18	12.5	1.2%	7.5	1.0	1.1%	0.5	B+ / NR / NR
15	Kroger	30	31	12.3	1.1%	5.9	1.7	1.9%	0.7	BBB / Baa2 / BBB
16	Lowe’s	14	32	12.0	1.1%	9.2	1.8	2.0%	1.5	A- / A3 / NR
17	JoAnn Fabric and Craft	33	33	11.0	1.0%	6.7	1.1	1.2%	0.7	B / B2 / NR
18	Ascena[6]	101	101	10.5	1.0%	6.8	0.7	0.8%	0.4	BB- / Ba2 / NR
19	Cinemark	13	13	10.0	0.9%	6.0	0.7	0.8%	0.4	BB- / NR / NR
20	Regal Cinemas	12	12	10.0	0.9%	6.6	0.6	0.7%	0.4	B+ / B1 / B+

	Top 20 Tenants	839	925	$334.3	31.1%	$200.5	32.3	36.1%	19.5

21	Barnes & Noble	24	26	$9.6	0.9%	$6.5	0.6	0.7%	0.4	NR
22	Staples	33	33	9.0	0.8%	6.6	0.7	0.8%	0.5	BBB / Baa2 / BBB
23	Home Depot	10	39	8.9	0.8%	6.5	1.1	1.2%	0.8	A- / A3 / A-
24	Dollar Tree Stores	89	91	8.8	0.8%	5.6	0.9	1.0%	0.6	NR
25	Sports Authority	15	16	8.0	0.7%	6.2	0.6	0.7%	0.5	B- / B3 / NR
26	Toys “R” Us7	27	32	8.0	0.7%	6.0	1.0	1.1%	0.7	B / B1 / B
27	Sears[8]	23	24	7.8	0.7%	5.1	2.1	2.3%	1.3	CCC+ / B3 / CCC
28	DSW	18	18	7.3	0.7%	3.8	0.4	0.4%	0.2	NR
29	Amscan Holdings[9]	38	39	7.1	0.7%	4.3	0.5	0.6%	0.3	NR / B2 / NR
30	Petco	30	32	6.9	0.6%	4.9	0.4	0.4%	0.3	B / B2 / NR
31	Pier 1 Imports	33	36	6.4	0.6%	3.6	0.3	0.3%	0.2	NR
32	Ulta	27	28	6.2	0.6%	4.4	0.3	0.3%	0.2	NR
33	Beall’s	20	21	5.8	0.5%	2.4	0.8	0.9%	0.4	NR
34	HH Gregg	18	18	5.5	0.5%	3.1	0.5	0.6%	0.3	NR
35	Royal Ahold[10]	5	6	5.3	0.5%	1.9	0.3	0.3%	0.1	BBB / Baa3 / BBB
36	Brown Shoe Co.[11]	38	38	5.2	0.5%	3.3	0.3	0.3%	0.2	B / B2 / BB+
37	Hobby Lobby	14	17	5.2	0.5%	3.2	0.8	0.9%	0.5	NR
38	Gamestop	110	110	4.9	0.5%	3.6	0.2	0.2%	0.1	NR
39	Giant Eagle	6	6	4.9	0.5%	3.2	0.5	0.6%	0.3	NR
40	BJ’s Wholesale Club	5	5	4.3	0.4%	3.8	0.5	0.6%	0.4	B / B2 / NR

	Tenants 21-40	583	630	$135.1	12.6%	$88.0	12.8	14.3%	8.3

	Top 40 Tenants	1,422	1,555	$469.4	43.7%	$288.5	45.1	50.4%	27.8

	Total Portfolio			$1,073.8	100.0%	$645.7	89.4	100.0%	55.8

(1)	Walmart (29) / Sam’s Club (6)
(2)	T.J.Maxx (39) / Marshalls (32) / Homegoods (11)
(3)	Bed Bath & Beyond (47) / Cost Plus (14) / Others (7)
(4)	Gap (3) / Old Navy (44) / Banana Republic (3)
(5)	15 leases are guaranteed by Koninklijke Ahold NV, rated BBB / Baa3 / BBB
(6)	Catherine’s (12) / Dress Barn (23) / Fashion Bug (20) / Justice (22) / Lane Bryant (17) / Maurice’s (7)
(7)	Toys “R” Us (9) / Babies “R” Us (18)
(8)	Sears (3) / Kmart (20)
(9)	Party City (30) / Others (8)
(10)	Stop N Shop (4) / Martin’s (1)
(11)	Famous Footwear (36) / Others (2)

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2012

Total Market Capitalization

(In Millions)

	September 30, 2012		December 31, 2011
	Amount	% of Total	Amount	% of Total
Common Shares Equity	$4,763.7	51%	$3,375.3	43%
Perpetual Preferred Stock	405.0	4%	375.0	5%

	5,168.7	55%	3,750.3	48%

Unsecured Credit Facilities	209.8	2%	142.4	2%
Unsecured Term Loan	250.0	3%	—	—
Unsecured Public Debt	2,015.2	21%	2,182.7	28%
Secured Term Loan	500.0	5%	500.0	6%
Fixed Rate Mortgage Debt	1,268.2	13%	1,218.1	15%
Variable Rate Mortgage Debt	87.1	1%	91.0	1%

	4,330.3	45%	4,134.2	52%

Total	$9,499.0	100%	$7,884.5	100%

Debt to Market Capitalization	45.6%		52.4%

Common Shares Outstanding (millions)	309.7		276.9
Operating Partnership Units (millions)	0.4		0.4
Market Value per Share	$15.36		$12.17
Accretion on Convertible Notes (excluded above)	$34.7		$43.0
Partners’ Share of Consolidated Debt (included above)	$20.6		$21.7
DDR Share of Unconsolidated Debt (excluded above)	$726.5		$772.9

Unsecured Bond Ratings

	Debt Rating	Outlook
Moody’s	Baa3	Positive
S&P	BBB-	Stable
Fitch	BB+	Stable

Public Debt Covenants

(Actuals for Twelve Months Ending September 30, 2012)

	Covenant Threshold	Actual Covenant
Total Debt to Real Estate Assets Ratio	not to exceed 65%	47%
Secured Debt to Assets Ratio	not to exceed 40%	20%
Value of Unencumbered Assets to Unsecured Debt	at least 135%	218%
Fixed Charge Coverage Ratio	at least 1.5x	1.9x

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2012

Summary of Consolidated Debt

(In Millions)

Total Debt Outstanding	September 30, 2012 Aggregate	September 30, 2012 DDR Pro Rata Share	September 30, 2012 DDR Pro Rata Wtd. Avg. Interest	December 31, 2011 Aggregate		December 31, 2011 DDR Pro Rata Share
Unsecured Credit Facilities	$209.8	$209.8	2.12%	$142.4		$142.4
Unsecured Term Loan	250.0	250.0	3.36%	—		—
Unsecured Public Debt	1,980.4	1,980.4	5.90%	2,139.7		2,139.7
Secured Term Loan	500.0	500.0	2.14%	500.0		500.0
Fixed Rate Mortgage Loans	1,268.2	1,258.3	5.28%	1,218.1		1,208.2
Variable Rate Mortgage Loans	87.1	76.4	1.95%	91.0		79.2

Subtotal	4,295.5	4,274.9	4.82%	4,091.2		4,069.5
Fair Market Value Adjustment	12.2	12.2	—	13.4		13.4

Total	$4,307.7	$4,287.1	4.82%	$4,104.6		$4,082.9

Schedule of Maturities by Year (1)	Scheduled Principal Payments	Secured Debt Maturities	Unsecured Debt Maturities	Aggregate Total		DDR Pro Rata Share
2012	$6.8	$—	$—	$6.8		$6.8
2013	26.8	390.4	—	417.2		417.2
2014	24.9	347.9	—	372.8		372.8
2015	21.9	517.6	503.0	1,042.5		1,042.5
2016	19.6	47.9	449.8	517.3		506.6
2017	19.9	0.3	350.0	370.2		370.2
2018	14.7	75.5	382.2	472.4		472.4
2019	8.2	169.3	200.0	377.5		377.5
2020	5.5	40.3	300.0	345.8		345.8
2021	4.1	82.3	—	86.4		86.4
2022 and beyond	0.1	31.3	300.0	331.4		321.5
Unsecured debt discount	—	—	(44.8)	(44.8)		(44.8)

Total	$152.5	$1,702.8	$2,440.2	$4,295.5		$4,274.9

Percentage of Total Debt				September 30, 2012		December 31, 2011
Fixed				86.1%	(2)	87.0%
Variable				13.9%		13.0%

Recourse to DDR				69.8%		69.5%
Non-recourse to DDR				30.2%		30.5%

(1)	Assumes borrower extension options are exercised.
(2)

An interest rate swap for $100 million was entered into on August 28, but not effective until January 15, 2013. Total fixed rate debt does not assume the swap is effective as the unsecured term loan accordion will be drawn for $100 million on or before January 15, 2013.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2012

Summary of Joint Venture Debt

(In Millions)

Total Debt Outstanding	September 30, 2012 Aggregate		September 30, 2012 DDR Pro Rata Share		September 30, 2012 DDR Pro Rata Wtd. Avg. Interest	December 31, 2011 Aggregate	December 31, 2011 DDR Pro Rata Share
Fixed Rate Mortgage Loans	$3,105.7		$519.4		5.36%	$3,084.5	$646.0
Variable Rate Mortgage Loans	1,280.1		205.9		6.99%	656.1	126.7

Subtotal	4,385.8	(1)(2)	725.3	(1)(2)	5.82%	3,740.6	772.7
Fair Market Value Adjustment	22.3		1.2		—	1.6	0.2

Total	$4,408.1		$726.5		5.82%	$3,742.2	$772.9

Schedule of Maturities by Year (3)			Scheduled Principal Payments		Mortgage Loan Maturities	Aggregate Total	DDR Pro Rata Share
2012			$3.8		$124.5	$128.3	$16.5
2013			14.2		392.9	407.1	44.0
2014			14.0		166.2	180.2	36.2
2015			12.5		558.8	571.3	79.8
2016			8.8		143.4	152.2	15.6
2017			7.0		2,565.6	2,572.6	404.2
2018			3.0		26.1	29.1	9.6
2019			2.1		100.7	102.8	34.4
2020			2.2		66.0	68.2	22.9
2021			1.3		80.5	81.8	31.4
2022 and beyond			—		92.2	92.2	30.7

Total			$68.9		$4,316.9	$4,385.8	$725.3

Percentage of Total Debt						September 30, 2012	December 31, 2011
Fixed						70.8%	82.5%
Variable						29.2%	17.5%

Recourse to DDR						1.5%	4.7%
Non-recourse to DDR						98.5%	95.3%

(1)

Includes approximately $295.8 million of debt of which the Company’s proportionate share of non-recourse debt is $48.2 million associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

(2)

DDR funded a mezzanine loan to BRE DDR Holdings LLC which is collateralized by equity interests in seven shopping center assets. As this loan is recorded by DDR as part of its investment in the joint venture, DDR does not consider any proportionate ownership interest in the loan.

(3)	Assumes borrower extension options are exercised.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2012

Consolidated Debt Detail

(In Millions)

	Loan Balance		DDR Pro Rata Share	Final Maturity Date (1)	Interest Rate (2)
Senior Debt:
Unsecured Credit Facilities:
$750 Million Revolving Credit Facility	$169.8		$169.8	02/16	LIBOR + 165
$65 Million Revolving Credit Facility	40.0		40.0	02/16	LIBOR + 165
$50 Million Term Loan	50.0		50.0	01/17	LIBOR + 170
$200 Million Term Loan	200.0		200.0	01/19	LIBOR + 210
Secured Credit Facility:
$500 Million Term Loan	500.0		500.0	09/15	LIBOR + 170

Total Term and Credit Facility Debt	$959.8		$959.8

Public Debt:
Unsecured Notes	152.8		152.8	05/15	5.50
Convertible Notes	315.3	(3)	315.3	11/15	1.75
Unsecured Notes	239.3		239.3	03/16	9.63
Unsecured Notes	300.0		300.0	04/17	7.50
Unsecured Notes	298.4		298.4	04/18	4.75
Unsecured Notes	82.2		82.2	07/18	7.50
Unsecured Notes	298.0		298.0	09/20	7.88
Unsecured Notes	294.4		294.4	07/22	4.63

Total Public Debt	$1,980.4		$1,980.4

Mortgage Debt:
Walgreen’s, Westland, MI	2.6		2.6	03/13	4.86
Aspen Grove, Littleton, CO	42.2		42.2	04/13	5.00
Meridian Crossroads & Family Center, Meridian, ID	37.2		37.2	04/13	5.00
Paseo Colorado, Pasadena, CA	79.1		79.1	04/13	5.00
Plaza Escorial, Carolina, PR	57.5		57.5	04/13	5.00
Plaza Rio Hondo, Bayamon, PR	109.5		109.5	04/13	5.00
University Center, Wilmington, NC	24.5		24.5	04/13	5.00
Victor Square, Victor, NY	5.8		5.8	04/13	5.80
DDRC Headquarters, Beachwood, OH	31.9		31.9	04/13	LIBOR + 110
Monmouth Consumer Sq., W. Long Branch, NJ	2.0		2.0	07/13	8.57

Tucson Spectrum, Tucson, AZ	24.3		24.3	04/14	5.56
Abernathy Square, Atlanta, GA	11.9		11.9	10/14	4.23
Bermuda Square, Chester, VA	7.3		7.3	10/14	4.23
Brook Highland Plaza, Birmingham, AL	24.1		24.1	10/14	4.23
Chillicothe Place, Chillicothe, OH	4.2		4.2	10/14	4.23
Clearwater Collection, Clearwater, FL	7.0		7.0	10/14	4.23
Cross Pointe Center, Fayetteville, NC	9.7		9.7	10/14	4.23
Crossroads Center, Gulfport, MS	24.1		24.1	10/14	4.23
Deer Valley Towne Center, Phoenix, AZ	17.2		17.2	10/14	4.23
Delaware Consumer Square, Buffalo, NY	10.0		10.0	10/14	4.23
Downtown Short Pump, Richmond, VA	12.3		12.3	10/14	4.23
Hamilton Marketplace, Hamilton, NJ	40.6		40.6	10/14	4.23
Home Depot Center, Orland Park, IL	6.6		6.6	10/14	4.23
Kroger, Cincinnati, OH	2.6		2.6	10/14	4.23
Lexington Place, Lexington, SC	4.2		4.2	10/14	4.23
Loisdale Center, Springfield, VA	10.9		10.9	10/14	4.23
Marketplace at Delta Twp, Lansing, MI	6.5		6.5	10/14	4.23
Mooresville Consumer Sq., Mooresville, NC	17.8		17.8	10/14	4.23
North Pointe Plaza, North Charleston, SC	10.7		10.7	10/14	4.23
Overlook at Hamilton Place, Chattanooga, TN	9.8		9.8	10/14	4.23
Plaza at Sunset Hills, Sunset Hills, MO	27.4		27.4	10/14	4.23

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2012

Consolidated Debt Detail

(In Millions)

	Loan Balance		DDR Pro Rata Share	Final Maturity Date (1)	Interest Rate (2)
Sam’s Club, Worcester, MA	5.3		5.3	10/14	4.23
The Commons, Salisbury, MD	8.6		8.6	10/14	4.23
Walmart Supercenter, Alliance, OH	7.0		7.0	10/14	4.23
Wando Crossing, Mount Pleasant, SC	11.7		11.7	10/14	4.23
Warner Robins Place, Warner Robins, GA	6.7		6.7	10/14	4.23
Wendover Village, Greensboro, NC	4.7		4.7	10/14	4.23
Windsor Court, Windsor, CT	7.1		7.1	10/14	4.23

Kyle Crossing, Kyle, TX	21.5		10.8	01/15	LIBOR + 275
Reno Riverside, Reno, NV	2.8	(4)	2.8	02/15	Prime + 170
Merriam Village, Merriam, KS	15.0		15.0	03/15	LIBOR + 200
Hamilton Commons, Mays Landing, NJ	5.5		5.5	09/15	4.70

Tops Plaza, Lockport, NY	5.5		5.5	01/16	8.00
Cotswold Village, Charlotte, NC	50.2		50.2	05/16	5.83
Freedom Plaza, Rome, NY	2.2		2.2	09/16	7.85

Walmart Supercenter, Winston-Salem, NC	5.9		5.9	08/17	6.00
Thruway Plaza (Walmart), Cheektowaga, NY	2.6		2.6	10/17	6.78

Tops Plaza, Ithaca, NY	10.6		10.6	01/18	7.05
Walmart Supercenter, Greenville, SC	5.7		5.7	01/18	6.00
Johns Creek Town Center, Suwanee, GA	25.4		25.4	03/18	5.06
Southland Crossings, Boardman, OH	25.4		25.4	03/18	5.06
The Promenade at Brentwood, St. Louis, MO	32.3		32.3	03/18	5.06
Mohawk Commons, Niskayuna, NY	14.4		14.4	12/18	5.75

Lowes, Hendersonville, TN	5.6		5.6	01/19	7.66
Nassau Park Pavilion, Princeton, NJ	57.0		57.0	02/19	3.40
Bandera Pointe, San Antonio, TX	24.8		24.8	02/19	3.40
Presidential Commons, Snellville, GA	21.2		21.2	02/19	3.40
Plaza Cayey, Cayey, PR	21.5		21.5	06/19	7.59
Plaza Fajardo, Fajardo, PR	25.9		25.9	06/19	7.59
Plaza Isabela, Isabela, PR	22.7		22.7	06/19	7.59
Plaza Walmart, Guayama, PR	12.1		12.1	06/19	7.59
Mariner Square, Spring Hill, FL	3.4		3.4	09/19	9.75

Northland Square, Cedar Rapids, IA	6.6		6.6	01/20	9.38
Polaris Towne Center, Columbus, OH	44.9		44.9	04/20	6.76

West Valley Marketplace, Allentown, PA	12.5		12.5	07/21	6.95
Wrangleboro Consumer Sq. I & II, Mays Landing, NJ	63.8		63.8	10/21	5.41
Chapel Hills East, Colorado Springs, CO	9.3		9.3	12/21	5.24
Paradise Village Gateway, Phoenix, AZ	30.0		20.1	01/22	4.65
Macedonia Commons, Macedonia, OH	20.4		20.4	02/22	5.71
Gulfport Promenade, Gulfport, MS	16.0		16.0	12/37	SIFMA + 5

Total Mortgage Debt	$1,355.3		$1,334.7

Subtotal	$4,295.5		$4,274.9
Fair Market Value Adjustment - Assumed Debt	12.2		12.2

Total Consolidated Debt	$4,307.7		$4,287.1

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2012

Consolidated Debt Detail

(In Millions)

	Loan Balance	DDR Pro Rata Share	Wtd. Avg. Maturity	Wtd. Avg. Interest Rate
Fixed Rate	$3,698.6	$3,688.8	4.8 years	5.28%
Variable Rate	596.9	586.1	3.6 years	1.95%

	$4,295.5	$4,274.9	4.6 years	4.82%

Cumulative Redeemable Preferred Shares	Outstanding Amount
Class H - 7.375%	$205.0
Class J - 6.500%	200.0

$405.0

Derivative Instruments	Notional Amount	Underlying Debt Hedged	Rate Hedged	Fixed Rate	Termination Date

Interest Rate Swap	$100.0	Secured Term Loan	1 mo. LIBOR	1.01%	June 28, 2014
Interest Rate Swap	$50.0	Unsecured Term Loan	1 mo. LIBOR	0.56%	June 1, 2015
Interest Rate Swap	$100.0	Secured Term Loan	1 mo. LIBOR	0.53%	July 1, 2015
Interest Rate Swap	$83.1	Mortgage Portfolio	1 mo. LIBOR	2.81%	September 1, 2017
Interest Rate Swap	$200.0	Unsecured Term Loan	1 mo. LIBOR	1.54%	February 1, 2019

(1)	Assumes borrower extension options are exercised.
(2)

Interest rate figures reflect coupon rates of interest and do not include discounts or premiums. Annualized deferred finance cost amortization of approximately $14.2 million is partially offset by approximately $2.7 million of fair market value adjustments.

(3)

The convertible notes may be net settled with DDR’s common stock once the stock price rises above $15.86 per share at September 30, 2012 and are subject to adjustments resulting from changes in the quarterly dividend per share. The principal balance on these notes is to be settled in cash. Included in this amount is a $34.7 million reduction as compared to the face value of the convertible notes as required by accounting standards due to the initial value of the equity conversion feature.

(4)	Reno Riverside has an interest rate floor of 5.95%.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2012

Joint Venture Debt Detail

(In Millions)

	Loan Balance		DDR Pro Rata Share	Final Maturity Date (1)	Interest Rate
DDRTC Core Retail Fund, LLC
DDRTC Holdings Pool 1, LLC (9 assets)	$350.2		$52.5	03/17	5.45
DDRTC Holdings Pool 5, LLC (12 assets)	214.5		32.2	05/17	LIBOR + 275
DDRTC Holdings Pool 3, LLC (17 assets)	464.0		69.6	06/17	4.63
Willoughby Hills Shop Ctr, Willoughby Hills, OH	9.6		1.5	07/18	6.98

Total DDRTC Core Retail Fund LLC	$1,038.3		$155.8

BRE DDR Retail Holdings LLC
BRE DDR Venice Holdings LLC (7 Assets)	86.0		4.3	07/13	6.00
BRE DDR Homart Holdings LLC (4 Assets)	264.9		13.2	09/15	6.40
BRE DDR Bison Holdings LLC (12 Assets)	112.8		5.6	04/16	5.25
BRE DDR Retail Mezz 2 LLC (15 Assets)	320.0	(2)	16.0	07/17	LIBOR + 398
BRE DDR Longhorn II Holdings LLC (7 Assets)	138.5		6.9	10/17	5.01
BRE DDR Longhorn II Holdings LLC (7 Assets)	31.7	(3)	—	10/17	10.00

Total BRE DDR Retail Holdings LLC	$953.9		$46.0

DDR Domestic Retail Fund I
Heather Island Plaza, Ocala, FL	6.2		1.2	12/12	5.00
Hilliard Rome, Columbus, OH	10.2		2.0	01/13	5.87
Meadows Square, Boynton Beach, FL	0.6		0.1	07/13	6.72
Village Center, Racine, WI	11.7		2.3	04/15	4.21
Paradise Promenade, Davie, FL	6.0		1.2	04/15	4.21
West Falls Plaza, West Patterson, NJ	11.4		2.3	04/15	4.21
DDR Domestic Retail Fund I (52 assets)	883.8		176.8	07/17	5.60

Total DDR Domestic Retail Fund I	$929.9		$185.9

Coventry II
Bloomfield Park, Bloomfield Hills, MI	39.8	(4)	—	12/08	Prime + 300
Coventry II DDR SM (30 assets)	68.0	(4)	13.6	09/12	LIBOR + 225
Marley Creek Square, Orland Park, IL	10.6	(4)	1.1	12/12	LIBOR + 125
Watters Creek, Allen, TX	118.4	(2)	—	01/13	LIBOR + 300
Fairplain Plaza, Benton Harbor, MI	14.3		2.9	05/13	LIBOR + 350
Totem Lake Mall, Kirkland, WA	26.8		5.4	05/13	LIBOR + 350
Christown Spectrum Mall, Phoenix, AZ	46.0	(2)	9.2	11/13	LIBOR + 343
Christown Spectrum Mall, Phoenix, AZ	19.0	(2)	3.8	11/13	LIBOR + 1000
Tri-County Mall, Cincinnati, OH	149.6	(4)	29.9	02/15	5.66
Buena Park, Buena Park, CA	73.0	(2)	14.6	06/15	LIBOR + 625
Westover Marketplace, San Antonio, TX	19.7	(2)	3.9	02/16	LIBOR + 450
Coventry II DDR SM (7 assets)	27.8	(4)	5.6	09/16	6.75

Total Coventry II	$613.0		$90.0

Sonae Sierra Brasil BV Sarl
Shopping Plaza Sul	26.8		8.9	06/15	CDI
Sonae Sierra Brasil Limitadas, Brazil	7.1		2.4	11/15	CDI + 285
Patio Boavista, Brazil	10.3		3.4	11/16	CDI + 330
Debentures	47.0		15.7	02/17	CDI + 96
Shopping Metropole, Brazil	25.9		8.6	05/18	TR + 1030
Debentures	100.7		33.6	02/19	IPCA + 625
Manaura Shopping, Brazil	66.0		22.0	12/20	10.00
Patio Goiania, Brazil	27.4		9.1	06/23	TR + 1100
Patio Londrina, Brazil	26.8		8.9	10/25	TR + 1090
Patio Uberlandia, Brazil	38.0		12.7	10/25	TR + 1130

Total Sonae Sierra Brasil BV Sarl	$376.0		$125.3

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2012

Joint Venture Debt Detail

(In Millions)

DDR SAU Retail Fund, LLC	Loan Balance	DDR Pro Rata Share	Final Maturity Date (1)	Interest Rate
Willowbrook Commons, Nashville, TN	$7.0	$1.4	03/13	5.41
Harper Hill Commons, Winston Salem, NC	10.3	2.0	04/13	5.79
The Point, Greenville, SC	15.8	3.2	04/13	5.64
Plaza at Carolina Forest, Myrtle Beach, SC	14.2	2.8	05/13	5.97
Alexander Pointe, Salisbury, NC	5.1	1.0	08/13	5.92
Patterson Place, Durham, NC	20.3	4.1	12/13	5.67
DDR SAU Retail Fund (18 assets)	110.2	22.1	09/17	4.74

Total DDR SAU Retail Fund LLC	$182.9	$36.6

DDR Markaz II (13 assets)	146.3	29.3	11/14	7.15
Lennox Town Center Limited, Columbus, OH	1.0	0.5	07/17	6.44
Lennox Town Center Limited, Columbus, OH	26.0	13.0	07/17	5.64
RO & SW Realty LLC (9 assets)	21.3	5.4	10/20	5.25
Sun Center Limited, Columbus, OH	23.3	18.5	05/21	5.99
RVIP IIIB, Deer Park, IL	73.9	19.0	09/21	4.84

Total	$291.8	$85.7

Subtotal	$4,385.8	$725.3
Fair Market Value Adjustment - Assumed Debt	22.3	1.2

Total Joint Venture Debt	$4,408.1	$726.5

Total Joint Venture Debt:			Wtd. Avg. Maturity	Wtd. Avg. Interest Rate
Fixed Rate	$3,105.7	$519.4	4.4 years	5.36%
Variable Rate	1,280.1	205.9	4.7 years	6.99%

	$4,385.8	$725.3	4.5 years	5.82%

Derivative Instruments	Notional Amount	Underlying Debt Hedged	Rate Hedged	Capped Rate	Termination Date

Interest Rate Cap	$65.0	Coventry II Christown Spectrum Mall	1 mo. LIBOR	2.85%	November 22, 2013
Interest Rate Cap	$320.0	BRE DDR Retail Mezz II LLC	1 mo. LIBOR	4.00%	July 1, 2015

(1)	Assumes borrower extension options are exercised.
(2)	The following loans have floor interest rates:

Loan	Floor
BRE DDR Retail Mezz 2 LLC	1 month LIBOR of 0.50%
Watters Creek, Allen, TX	1 month LIBOR of 0.50%
Christown Spectrum Mall, Phoenix, AZ	1 month LIBOR of 0.26%
Buena Park, Buena, CA	1 month LIBOR of 0.75%
Westover Marketplace, San Antonio, TX	1 month LIBOR of 2.00%

(3)

DDR funded a mezzanine loan to BRE DDR Holdings LLC which is collateralized by equity interests in seven shopping center assets. As this loan is recorded by DDR as part of its investment in the joint venture, DDR does not consider any proportionate ownership interest in the loan.

(4)

Includes approximately $295.8 million of debt of which the Company’s proportionate share of non-recourse debt is $48.2 million associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

DDR

Quarterly Financial Supplement

Corporate Headquarters	Investor Relations
DDR Corp.	Samir Khanal
3300 Enterprise Parkway	Toll Free: (877) 225-5337
Beachwood, Ohio 44122	Main: (216) 755-5500
Website: www.ddr.com	Email: skhanal@ddr.com

Equity Research Coverage
BofA Merrill Lynch	Craig Schmidt	craig.schmidt@baml.com	(646) 855-3640

Citigroup	Michael Bilerman	michael.bilerman@citi.com	(212) 816-1383
	Quentin Velleley	quentin.velleley@citi.com	(212) 816-6981

Cowen & Company	Jim Sullivan	james.sullivan@cowen.com	(646) 562-1380
	Mike Gorman	michael.gorman@cowen.com	(646) 562-1381

Deutsche Bank	John Perry	john.perry@db.com	(212) 250-4912
	Vincent Chao	vincent.chao@db.com	(212) 250-6799

DISCERN, Inc.	Dave Wigginton	dwigginton@discern.com	(646) 863-4177

Goldman Sachs	Andrew Rosivach	andrew.rosivach@gs.com	(212) 902-2796

Green Street Advisors	Cedrik Lachance	clachance@greenstreetadvisors.com	(949) 640-8780
	Jason White	jwhite@greenstreetadvisors.com	(949) 640-8780

Hilliard Lyons	Carol Kemple	ckemple@hilliard.com	(502) 588-1839

ISI Group	Steve Sakwa	ssakwa@isigrp.com	(212) 446-9462
	Samit Parikh	sparikh@isigrp.com	(212) 888-3796

Jefferies and Company	Tayo Okusanya	tokusanya@jefferies.com	(212) 336-7076

J.P. Morgan	Michael Mueller	michael.w.mueller@jpmorgan.com	(212) 622-6689

KeyBanc Capital Markets	Jordan Sadler	jsadler@keybanccm.com	(917) 368-2280
	Todd Thomas	tthomas@keybanccm.com	(917) 368-2286

Morgan Stanley	Paul Morgan	paul.b.morgan@morganstanley.com	(415) 576-2627

RBC Capital Markets	Rich Moore	rich.moore@rbccm.com	(440) 715-2646
	Wes Golladay	wes.golladay@rbccm.com	(440) 715-2650

Sandler O’Neill	Alex Goldfarb	agoldfarb@sandleroneill.com	(212) 466-7937
	James Milam	jmilam@sandleroneill.com	(212) 466-8066

UBS	Ross Nussbaum	ross.nussbaum@ubs.com	(212) 713-2484
	Christy McElroy	christy.mcelroy@ubs.com	(203) 719-7831

Wells Fargo	Jeff Donnelly	jeff.donnelly@wellsfargo.com	(617) 603-4262
	Tamara Fique	tamara.fique@wellsfargo.com	(443) 263-6568

Fixed Income Research Coverage
BofA Merrill Lynch	Tom Truxillo	thomas.c.truxillo_jr@baml.com	(646) 855-6090

Barclays	Danish Agboatwala	danish.agboatwala@barclays.com	(212) 412-2573

Citigroup	Tom Cook	thomas.n.cook@citigroup.com	(212) 723-1112

J.P. Morgan	Mark Streeter	mark.streeter@jpmorgan.com	(212) 834-5086

RBC Capital Markets	Seth Levine	seth.levine@rbccm.com	(212) 618-3523

Wells Fargo	Thierry Perrein	thierry.perrein@wachovia.com	(704) 715-8455